CONFIDENTIAL	Exhibit 10.57

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SUPPLY & DISTRIBUTION AGREEMENT

This Supply & Distribution Agreement (“Agreement”) is effective as of the Effective Date by and between:

ELITE PHARMACEUTICALS, INC., with its offices located at 165 Ludlow Avenue, Northvale, New Jersey 07647, United States (“Elite”); and DEXCEL LTD., with its offices located at 1 Dexcel Street, Or Akiva 3060000, Israel (“Dexcel”). Elite and Dexcel are each a “Party” and together are the “Parties”.

WHEREAS:	Elite is a pharmaceutical company engaged in various activities including, but not limited to, the research, development, manufacture, and marketing of various drugs and pharmaceutical specialties; and

WHEREAS:	Dexcel is a pharmaceutical company engaged in various activities including, but not limited to, the marketing, distribution and sale of pharmaceutical products in the Territory; and

WHEREAS:	Elite is the owner of the approved ANDA for the Product in the United States and, subject to the terms and conditions set forth herein, Elite (a) agrees to grant to Dexcel the exclusive rights to use Elite’s Registration Dossier and to refer to Elite’s ANDA for the Product, so as to enable Dexcel to obtain one Marketing Authorization per each strength of the Product in the Territory, and to import, market, sell and distribute the Product in the Territory, and (b) supply the Product exclusively to Dexcel for sale and distribution by Dexcel in the Territory; and

WHEREAS:	Subject to the terms and conditions set forth herein, Dexcel is willing (a) to receive from Elite the rights to use the Registration Dossier to obtain one Marketing Authorization per each strength to the Product, and to import, market, sell and distribute the Product in the Territory, and (b) to purchase, during the Term of this Agreement, all of its requirements for the Product exclusively from Elite in order to import, market, distribute and sell the Product in the Territory;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1	Definitions

1.1	“Act” means the United States Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. §301 et seq., and any related or successor federal and/or state law or regulation in the Territory pertaining to the safety, effectiveness, adulteration, misbranding, mishandling, packaging, labeling or storage of pharmaceutical ingredients and/or finished pharmaceutical products that may be applicable to the Product during the Term.

1.2	“Affiliate” shall mean, with regards to a Party, any entity that directly or indirectly (a) is under Control of such Party, (b) has Control over such Party, or (c) is under common Control with such Party.

1.3	“ANDA” shall mean Abbreviated New Drug Application A211352, approved by the FDA.

1.4	“Anti-Corruption and Anti-Bribery Laws” shall mean the Bribery Act 2010 (2010 Chapter 23) of the Parliament of the United Kingdom, the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended any rules or regulations thereunder, and any other applicable anti-corruption or anti-bribery statutes, laws or regulations in the applicable country specifically applicable to a Party.

1.5	“API” shall mean the active pharmaceutical ingredients used in the manufacturing of the Product: Amphetamine Aspartate, Amphetamine Sulfate, Dextroamphetamine Saccharate, and Dextroamphetamine Sulfate.

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1.6	“Calendar Quarter” shall mean a three (3) month period ending on March 31, June 30, September 30 or December 31 in any calendar year.

1.7	“Change of Control” shall mean (i) any change, sale, merger, reorganization, or any other event or action that results in a third party acquiring: (x) all or substantially all of the business or assets of a Party relating to this Agreement, (y) Control, directly or indirectly, of such Party (and/or any corporate entity that Controls, directly or indirectly, such Party), or (ii) any assignment or delegation of, sale or transfer of a Party’s rights and obligations under this Agreement (or any part hereof) to a third party. Notwithstanding anything in the immediately preceding sentence to the contrary, where the Party in question is Dexcel, any of the foregoing events or actions shall not be considered a Change of Control where any one or more of the relevant third party or parties referred to in clause (i) above is (A) Mr. Dan Oren’s wife, the lineal descendants (including by adoption and stepchildren) of Mr. Oren’s ancestors, and the spouses or spousal equivalents of any such lineal descendants (“Family Member”), or (B) any entity Controlled by Mr. Dan Oren and/or a Family Member.

1.8	“Commercialization Date” with respect to the Product, shall mean the date on which the Product is first sold by Dexcel to an unaffiliated Third Party in the Territory (“Launch”).

1.9	“Commercially Reasonable Efforts” means carrying out obligations or tasks consistent with the efforts and reasonable good practices typically and reasonably exerted in the pharmaceutical industry for the development, manufacturing, registration, or commercialization (as applicable) of pharmaceutical products having similar market potential, profit potential or strategic value as the applicable Product in the Territory, based on conditions then prevailing.

1.10	“Confidentiality Agreement” shall mean the Confidentiality Agreement entered into between the Parties on the4th day of August, 2021.

1.11	“Control,” as used with respect to any entity, shall mean (a) the possession, directly or indirectly, of more than fifty (50%) of the outstanding voting security of such entity or other voting power of such entity, (b) the right to appoint a majority of such entity’s board of directors, directly or indirectly, or (c) the right to and control the management, affairs or policies of such entity, directly or indirectly.

1.12	“Delivery” for all Products shall occur, and title and risk of loss and damage to the Product shall pass to Dexcel, based on the Incoterms® set forth in Section 5.3.7.

1.13	“Effective Date” shall mean the date of the last Party to sign this Agreement.

1.14	“Elite’s IP” shall mean all Intellectual Property Rights invented, developed, derived or acquired by Elite itself or from a Third Party relating to the manufacture, testing, and/or use of the Product (including, inter alia, the Registration File). Such information shall include, but is not limited to, any toxicological, pharmacological, analytical and clinical data, forms and formulations, control assays and specifications, methods of preparation, stability data, and any patents, which for all purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention, and utility models, and corresponding patents, if any, throughout the world, covering the Product, including any substitutions, extensions, reissues, re-examinations, renewals, divisions, continuations, or continuations-in-part, which Elite owns or control.

1.15	“FDA” shall mean the United States Food and Drug Administration, or any successor entity.

1.16	“Floor Price” shall mean the floor prices set forth in Appendix 1.

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1.17	“Force Majeure” shall mean an event beyond a Party’s reasonable control and without such Party’s fault, which prevents such Party from performing its obligations hereunder; such events may include, but not be limited to, fire, flood, earthquake, storm, hurricane or other natural disaster, war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, pandemic or epidemic which materially disrupts normal business activities, nationalization, governmental activities relating to emergency situations, blockage, embargo, strikes or lockouts (except of the personnel of such Party). The Parties confirm that the current consequences of the SARS-CoV-2 / COVID-19 pandemic do not constitute Force Majeure events hereunder.

1.18	“Good Manufacturing Practice” or “cGMP” shall mean the applicable regulatory standards and requirements for current good manufacturing practice promulgated by the FDA under and in accordance with the Act, Parts 210 and 211 of the U.S. Code of Federal Regulations, and the guidelines and standards published by the FDA relating thereto, as may be amended from time-to-time, or any successors thereto.

1.19	“Gross Sales” shall mean the contractually-agreed prices for the Product between Dexcel and the four Israeli health insurance companies (Kupat Holim Clalit, Kupat Holim Maccabi, Kupat Holim Meuhedet, and Kupat Holim Leumit), the Palestinian sub-distributors, if any, and any other unaffiliated Third Parties in the Territory, multiplied by the number of Packs sold during the relevant period.

1.20	“Health Authorities” shall mean the relevant governmental or regulatory entity in the Territory which is authorized to approve/reject Marketing Authorization applications.

1.21	“Intellectual Property Rights” means all intellectual property rights, including rights in respect of the following: (i) all inventions, materials, compounds, compositions, substances and other results of whatsoever nature, whether or not patentable, and whether or not applied for registration as a patent; (ii) Know-How; (iii) patents, including all reissues, extensions, renewals, patents of addition, substitution, re-registrations, re-examinations, including all provisional applications, continuations, continuations-in-part and divisions, but excluding patents that have been invalidated or cancelled, and patent applications, (iv) copyrights, proprietary intellectual or industrial rights directly or indirectly deriving therefrom, whether registered or not; (v) trademarks, trade names, service marks and similar marks, whether registered or not; (vi) designs, whether registered or not; and (vii) any work of authorship, regardless of copyrightability and patentability, all compilations and all copyrights.

1.22	“Know-How” means any all technical, scientific and other know-how, information, inventions, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other intangible materials, manufacturing procedures, test procedures and purification and isolation techniques (whether or not confidential, proprietary, patented or patentable) and all tangible embodiments of any of the foregoing in written, electronic or any other form or other tangible materials that are used as research or development tools, such as assays and reference substances.

1.23	“Lead Time” shall mean not less than one hundred and twenty (120) days prior to the requested delivery date.

1.24	“Livery” shall mean the graphics and text appearing on each Pack of the Product as approved by the Health Authorities in the Territory.

1.25	“Manufacturer” shall mean Elite, its Affiliates, or any Third Party included as an approved manufacturer of the Product in the approved Marketing Authorization.

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1.26	“Marketing Authorization” shall mean the authorization of the Health Authorities required for the sale and marketing of the Product in each country of the Territory.

1.27	“Minimum Order Quantity” shall mean one (1) full batch of the relevant Product. The batch sizes are:

10mg Product – *** tablets

20mg Product – *** tablets

30mg Product – *** tablets

1.28	“Net Sales” means the Gross Sales of the Product during the relevant computation period (for purposes of determining whether a given sale occurs during a computation period, such Product will be considered sold as of the date of shipment to an unaffiliated Third Party customer of Dexcel in the Territory), less the following items and amounts:

a.	Customs duties, value added, and similar sales related taxes, if any, imposed on the Product, to the extent applicable to such sale;

b.	Amounts allowed or credited by reason of rejections, return of goods (including as a result of recalls), any retroactive price reductions or allowances or rebates, relating to the Product (including those resulting from inventory management or similar agreements with wholesalers) or quantity and/or cash discounts actually allowed or taken, whether simultaneously with the sale of the Product or at any time thereafter;

c.	Amounts incurred resulting from government-mandated rebate programs, including programs mandated by any agency thereof;

d.	Patient discount programs, administrative fees and chargebacks or similar price concessions related to the sale of the Product;

e.	Any bad debts due;

f.	Any withholding tax amounts that were actually deducted from the gross sales of the Product by the Third Party customer provided that a tax return or credit regarding the same was not credited;

g.	Freight, postage, shipping and applicable insurance charges, to the extent same are separately itemized on invoices and actually paid; and

h.	To the extent agreed by the Parties in writing, such agreement not to be unreasonably withheld, any other specifically identifiable appropriate allowances or deductions as may be similar to those deductions listed above.

1.29	“Net Selling Price” shall mean, for each relevant computation period during the Term, the total Net Sales divided by the number of Packs sold during such Calendar Quarter; provided that the Net Selling Price per Pack shall never be lower than the Floor Price per Pack.

1.30	“Non-Obvious Defect” shall mean any instance where a batch of a Product fails to conform to the Specifications or is otherwise defective or fails to conform to the Required Standards, and such failure would not be discoverable upon reasonable physical inspection or standard testing.

1.31	“Obvious Defect” shall mean any instance where a batch of the Product fails to conform to the Specifications or is otherwise defective or fails to conform to the Required Standards, and such failure is discoverable upon reasonable physical inspection or standard testing of such Product upon receipt by Dexcel in accordance with its standard operating procedures.

1.32	“Pack” shall mean a bottle containing thirty (30) tablets of the Product in the Livery. Each Pack will include the batch number, the expiry date, and a patient information leaflet (“PIL”).

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1.33

“Packaging” shall mean all primary containers (including bottles), cartons, and the PIL, and all shipping cases or any other like matter used in packaging and/or accompanying the Product (including, without limitation, electronic files).

1.34	“Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.35	“Product” shall mean Dextroamphetamine and Amphetamine combinations containing Amphetamine Aspartate, Amphetamine Sulfate, Dextroamphetamine Saccharate, and Dextroamphetamine Sulfate, in the strengths and dosage form approved by the FDA in the ANDA, and as described in Appendix 1.

1.36	“Quality Agreement” shall mean the agreement concerning the manufacturing, packaging and quality control relating to the Product, to be signed by Elite and Dexcel within ninety (90) days following the Effective Date in a form substantially similar to the form set forth in Appendix 2 hereof.

1.37	“Recall” shall mean a voluntary or governmental action to quarantine, stop-sale or withdraw the Product from the market in the Territory.

1.38	“Recall Costs” shall have the meaning set forth in Section 6.5.3 herein.

1.39	“Registration File” shall mean all written pertinent and necessary information regarding the Product (full approved consolidated dossier modules 2-5), which has been approved by the FDA (ANDA 211352), and that shall include, inter alia:

●	Elite’s cGMP certificate;

●	Elite’s manufacturing license;

●	Elite’s QA audits of the API manufacturers;

●	Any bio-studies and/or clinical studies available to Elite on the Effective Date hereof (each, a “BE Study”);

●	A current, valid US Free Sale Certificate or US Certificate of Pharmaceutical Product (“CPP”) for the marketed Product;

●	Certificate of compliance with good laboratory practice principles for the laboratories conducting the analytical tests for the BE Study. The certificate should be from a suitable authority in a recognized country (US, Canada etc.);

●	Dissolution data of the reference product registered in Israel (Dexcel shall purchase and provide the samples of the reference product registered in Israel to Elite, at Dexcel’s cost; Elite shall perform the required studies, at Dexcel’s cost), (see Appendix 4).

1.40	“Representative” shall mean a Party’s Affiliates, and its and their agents, professional advisors, attorneys, directors, officers, and employees.

1.41	“Required Standards” shall have the meaning set forth in Section 6.1 herein.

1.42	“Safety Data Exchange Agreement” or “SDEA” shall mean the agreement to be entered into between the Parties within ninety (90) days following the Effective Date in a form substantially similar to the form set forth in Appendix 3 hereof, which generally governs the Parties’ responsibilities related to the safety data and regulatory reporting requirements for the Products.

1.43	“Specifications” shall mean the pharmaco-chemical, manufacturing, stability and other specifications of the Product, as defined in the Marketing Authorization and subject to change from time to time as reasonably required to meet any requirements of the Health Authorities in the Territory.

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1.44	“Term” shall mean the Initial and any Renewal Term, as defined in Section 11.1 herein.

1.45	“Territory” shall mean the State of Israel (including all portions of the West Bank under full Israeli control) and the Palestinian Authority (which shall include the portions of the West Bank under Palestinian control and Gaza).

1.46	“Third Party” means any Person other than the Parties hereto or their respective Affiliates.

1.47	“US DEA” shall mean the United States Drug Enforcement Agency or any successor entity.

1.48	“Working Day” shall mean a day, excluding a Friday, Saturday or Sunday, on which banks are open for business, and, for the avoidance of doubt, excluding statutory holidays in the United States and the Territory.

2	Grant of Exclusive Rights

2.1	Subject to Dexcel fulfilling its obligations in accordance with the terms and conditions of this Agreement, Elite hereby grants to Dexcel the exclusive right, for and during the Term, to (a) use Elite’s approved Registration File and (b) to allow Dexcel to refer to Elite’s ANDA for the Product to enable Dexcel to obtain one Marketing Authorization for each strength of the Product in the Territory and to import into, market, sell and distribute the Product in the Territory.

2.2	During the Term of the Agreement and subject to the terms and conditions of this Agreement, Dexcel may designate the following sub-distributors; provided further that Dexcel may designate other sub-distributors in the Territory with the prior written consent of Elite (not to be unreasonably withheld):

a.	Within Israel and Israeli-controlled areas: Chemipal Ltd., 44 Giborei Israel Street, Poleg Industrial Zone, Netanya 4250432, Israel;

b.	In the areas under Palestinian Authority control: The Al-Ram Drugstore, Qalonia St., Jerusalem

3	Regulatory Affairs

3.1	Elite shall transmit a complete copy of the Registration File, and such other information included in the ANDA as Dexcel may reasonable request, to Dexcel using Commercially Reasonable Efforts to provide within fourteen (14) Working Days after the Effective Date hereof.

3.2	Upon the receipt of the complete Registration File, Dexcel shall audit and review such Registration File to determine its suitability for submission to the Health Authorities in order to receive a Marketing Authorization for the Product in the Territory. In the event that, in Dexcel’s sole discretion, additional information is required in order to submit the Registration File, Dexcel shall request such information from Elite in writing. Elite shall provide Dexcel with such information reasonably in its possession using Commercially Reasonable Efforts within fourteen (14) Working Days from receiving Dexcel’s written request. In the event that, in Dexcel’s sole and absolute discretion, such additional information provided to Dexcel is still insufficient to submit the Registration File, such additional information is not reasonably in Elite’s possession, or in the event that Dexcel’s audit has determined that the Registration File is not and cannot be made suitable for submission, Dexcel may terminate this Agreement by providing Elite with a written notification of such decision with an immediate effect.

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3.3	Following Dexcel’s determination that the Registration File is suitable for submission as provided in Section 3.2, Dexcel shall use Commercially Reasonable Efforts to submit the Registration File to the Health Authorities for the purpose of obtaining a Marketing Authorization in the Territory within six (6) months after the receipt of the complete Registration File.

3.4	Following Dexcel’s submission of the application for the Marketing Authorization to the Health Authorities in the Territory, Elite will use Commercially Reasonable Efforts to assist Dexcel in addressing any issues raised by the Health Authorities and replying to the assessment or deficiency letter issued by the Health Authority in relation to the application for the Marketing Authorization in the Territory. Elite shall use Commercially Reasonable Efforts to provide Dexcel with responses to any such letter, questions or issues requested or raised by the Health Authorities within the timeframe as required by the Health Authorities, but Elite shall not be obliged to conduct any new or additional study for any such purpose.

3.5	Variations

3.5.1	Elite will notify Dexcel in writing of any changes which will affect the Registration File and/or Marketing Authorization for the Product in the Territory, and Dexcel will notify Elite in writing of any changes requested by Dexcel or required by the Health Authorities which will affect the Registration File and the Marketing Authorization for the Product in the Territory (each such change being hereinafter a “Variation”). Elite shall provide all technical or other documentation reasonably necessary for Dexcel to submit the Variation for approval to the Health Authorities in the Territory. Elite agrees to use Commercially Reasonable Efforts to support and assist Dexcel as may be necessary for the Variation to be approved.

3.5.2	The costs of any Variation shall be borne as follows:

a.	For any Variation requested or required by Elite, Elite shall be responsible for all costs and fees in the Territory;

b.	For any Variation (i) required by the Health Authorities in the Territory or (ii) requested by Dexcel and accepted by Elite, Dexcel shall bear all costs and fees in the Territory.

3.5.3	Dexcel shall not have any obligation to accept any Variation to the Registration File if (a) the Launch or the continuous supply of the Product in the Territory may be affected thereby or (b) if there will be a material negative impact on the commercialization of the Product in the Territory (unless Elite can reasonably show that failing to implement the change makes the continuity of Product supply impracticable).

3.5.4	Variations shall only be implemented after successful completion of the variation procedures in the Territory. Elite shall continue to supply the Product in conformance with the approved Required Standards until any Variation is approved by the relevant health authorities.

3.6	During the Term, Elite undertakes to timely inform Dexcel in writing of any material information concerning the Registration File and to provide Dexcel with any related documents, provided that such related document is reasonably in Elite’s possession, free of charge, including (a) additional three-year ICH stability studies and validation reports on industrial batches in order to satisfy regulatory requirements, and (b) changes to the Product labeling and/or the PIL imposed by the FDA or any other regulatory authority.

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4	Marketing Obligations

4.1	Dexcel shall be solely responsible, at its own expense, for all activities directly or indirectly related to the promotion, marketing, sale and distribution of the Product throughout the Territory, including, inter alia, the importation into, the warehousing, storage, collection, shipping, order fulfillment, and invoicing of the Product.

4.2	Dexcel shall at all times maintain inventories of the Product, pending sale, in facilities that are properly equipped (including any required temperature and humidity controls) and in accordance with the Health Authorities’ regulations for the storage of pharmaceutical products and the conditions appearing in the Marketing Authorization. Elite shall provide Dexcel with all relevant information in its possession relating to said storage regulations and conditions.

4.3	Dexcel shall not, without the prior written permission of Elite:

4.3.1	during the Term of this Agreement, order the Product from any Third Party;

4.3.2	use the Registration File or the Marketing Authorization for any purpose unrelated to this Agreement;

4.3.3	use the Registration File and any information provided pursuant to the provisions hereof for the purpose of applying for any Marketing Authorization for the Product in countries outside the Territory and/or additional Marketing Authorizations and/or duplicate Marketing Authorizations in the Territory;

4.3.4	promote, market, sell or distribute the Product to customers having their place of business, or establish Product distribution channels, outside the Territory; or

4.3.5	maintain any distribution depot for the Product outside the Territory.

5	Purchase/Supply of Product

5.1	Subject to the terms and conditions of this Agreement, throughout the Term, Elite shall manufacture and supply all Product ordered by Dexcel for sale and distribution in the Territory.

5.2	Packaging; Artwork

5.2.1	Elite shall acquire all Labeling and Packaging materials for the Products supplied to Dexcel under this Agreement, such Labeling and Packaging materials to be in accordance with the requirements of the Marketing Authorization.

5.2.2	Dexcel shall be responsible for providing Elite with the initial artwork for the Livery, which shall include Dexcel’s trademarks and logos, address, and Label format, not less than one hundred and twenty (120) days before the requested delivery date for the Launch of the Product. Elite shall provide Dexcel with printer’s proofs for its review of such initial artwork and text. Dexcel shall promptly provide Elite with any necessary corrections thereto and/or notify Elite in writing of its approval of such proofs, such written approval to be maintained by Elite.

5.2.3	Should Dexcel desire or be required by the Health Authorities to make any change to such Label or Labeling, Dexcel shall promptly supply approved new artwork and related materials to Elite not less than one hundred and twenty (120) days before the next requested delivery date for such Product. Elite shall be responsible for the updating of all artwork and text associated with such change and for providing Dexcel with printer’s proofs for its review. Dexcel shall promptly provide Elite with any necessary corrections thereto and/or notify Elite in writing of its approval of such proofs, such written approval to be maintained by Elite. Dexcel shall bear the costs for the disposal by Elite of any Packaging materials bearing the previous Artwork but not exceeding the costs for Packaging materials purchased by Elite for the next following six (6) months of the current forecast; provided that, if Elite requests changes to the Artwork, Elite shall assume all costs of such change (which will not be implemented until any required Variation is approved).

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5.2.4	Dexcel shall be responsible for ensuring the accuracy of all information contained on the Packaging, Labels and Labeling for the Product and for compliance with the Marketing Authorization.

5.3	Forecasts, Orders and Supply

5.3.1	Dexcel shall provide Elite, two (2) times each calendar year, with a rolling, non-binding and good faith forecast of its Product requirements (by SKU), for each of the following six (6) months.

5.3.2	Dexcel shall provide Elite with written purchase orders in a form reasonably acceptable to Elite and which shall specify at least the following: a description of the Product ordered, the quantity ordered, the relevant Floor Price, the place of delivery and the required delivery date thereof; provided that (a) all purchase orders shall meet the Minimum Order Quantity and (b) the required delivery date shall not be less than the Lead Time. Notwithstanding the aforesaid, in the event of any delay of the obtainment by Elite of an export permit from the US DEA, the Lead Time will be extended by an additional thirty (30) days; provided, however, that such delay is not derived from any negligent act or omission of Elite.

5.3.3	No purchase order shall be binding on Elite unless accepted in writing by Elite. Elite shall have a maximum of ten (10) Working Days from receipt of the purchase order whether to accept or reject the purchase order. Once the order is confirmed by Elite (which shall not unreasonably reject or delay such acceptance), it shall be treated as “Confirmed Order,” the requested delivery date shall be the “Confirmed Delivery Date,” and the Confirmed Order shall be binding on both Parties.

5.3.4	Elite shall use its best commercial efforts to deliver the Confirmed Orders to Dexcel in full on the Confirmed Delivery Date. Each shipment shall be accompanied by certificates of analysis, certificates of compliance and such information required to be included pursuant to the Quality Agreement, as well as any other documentation required by the relevant authorities for the export of the Product from the United States and the import of the Product into the Territory.

5.3.5	Before each delivery, Elite will provide Dexcel with a packing list and the invoice for the Product, by email to Fany.Harry@dexcel.com and to Tammy.Hod@dexcel.com.

a.	Elite shall obtain and maintain all permits, authorizations, consents, and approvals (including any special exemptions or approvals), including any release from any quotas or other limitations, if needed, required to enable it to export the Product from the United States. Elite will send a scanned copy of its export permit to Dexcel prior to shipment of the Product. Dexcel shall receive the original export permit by courier.

b.	Dexcel obtain the required import license from the relevant regulatory authority in the Territory, using such invoice and packing list. As soon as such license is granted to Dexcel, Dexcel will send an original copy of the license to Elite.

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5.3.6	Elite will provide Dexcel’s forwarder with all documentation regarding the Product reasonably requested by Dexcel, as well as that required by the Quality Agreement.

5.3.7	All Product shall be Delivered to Dexcel Incoterms® 2020 FCA Elite’s warehouse, 135 Ludlow Avenue, Northvale, New Jersey USA and/or such other location reasonably designated by Elite and approved in advance by Dexcel. Elite shall be responsible for obtaining the export permit for the export of the Product from the United States.

5.3.8	Elite will be responsible for Packaging the Product for appropriate export Product packing, marking and labelling for shipment (by air or sea, as requested by Dexcel), and including data loggers, thermal blankets or other special packaging, if requested and provided by Dexcel and as provided in the Quality Agreement (the cost of which will be paid by Dexcel in accordance with Appendix 1).

5.3.9	Nothing in a purchase order, written order confirmation or acceptance, delivery acceptance or any other document created or sent by either Party which adds additional or conflicting terms and conditions to those contained in this Agreement shall be binding on the Parties. The terms of supply of the Product shall be governed solely by the terms of this Agreement.

5.4	Product Price

5.4.1	Elite shall provide Dexcel with an invoice at the relevant Product Floor Price at Delivery. Dexcel shall pay Elite the total invoiced amount set out in such invoice to Elite in U.S. dollars by direct bank transfer to the following bank account designated by Elite not more than thirty (30) days following the date of the invoice, with each Party responsible for its own bank’s charges:

Bank: ***

Routing Number: ***

Account Number: ***

Swift: ***

5.4.2	Not more than thirty (30) days following the end of each Calendar Quarter during the Term, commencing with the end of the Calendar Quarter during which the Commercialization Date occurred, Dexcel shall pay Elite an amount equal to *** percent (***%) of the Net Selling Price derived from all sales of the Product in the Territory by Dexcel during such Calendar Quarter, less the total Floor Price paid for such Product, and multiplied by the number of Product Packs sold, and shall further include a report in an agreed format setting forth the calculation of the Net Selling Price during such Calendar Quarter.

5.4.3	Upon Elite’s request and not more frequently than annually, Dexcel will provide Elite with a written confirmation by Dexcel’s external auditors (currently, BDO) with respect to Dexcel’s Net Selling Price calculations and the amounts payable under this Agreement.

5.4.4	Dexcel shall only use the payment route and payment information set forth in this Section 5.4 for payments to Elite. Dexcel shall only accept changes to such instructions by written Notice from Elite.

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5.5	Supply Failure

5.5.1	Elite will promptly notify Dexcel in writing in the event that Elite is unable, or anticipates that it will be unable, to supply the Product on the Confirmed Delivery Date (each, a “Supply Failure”), together with an estimate of the revised collection date of the Product. In such event, the Parties shall determine a reasonable course of action (including, without limitation, agreeing to the revised collection date (“Revised Delivery Date”)) to rectify the matter as soon as possible; provided, however, that in the event that Elite fails to remedy such Supply Failure by the Revised Delivery Date and the actual delivery date is more than thirty (30) Working Days from the Confirmed Delivery Date, then, unless such Supply Failure is caused by a Force Majeure event or due to failure by Dexcel to secure an export permit for the shipment, Dexcel shall be entitled, at its reasonable discretion, to: (i) suspend payment of any invoices then due, and which may subsequently become due, to Elite until the delay has been remedied; and/or (ii) to postpone, cancel or modify the relevant Confirmed Order with respect to the quantities that Elite could not deliver. In addition, any penalty actually paid by Dexcel to a Third Party customer as a result of the Supply Failure shall be reimbursed by Elite unless the delay is attributable to (i) action or controls imposed by the DEA or other governmental agency that that do not result from Elite’s negligence, gross negligence or willful misconduct or (ii) demonstrable raw material shortages that are beyond Elite’s control. A Supply Failure shall not apply to the first lot of each strength ordered and delivered under this Agreement.

5.5.2	Except for Dexcel’s right of termination provided in Section 11.2.4 and its rights to indemnification under Section 10.1 for Third Party Claims, the remedies under Section 5.5.1 shall be the sole and exclusive remedy available to Dexcel under the Agreement with respect to such Supply Failure.

6	Quality; Recalls

6.1	Elite warrants and represents that (a) the Product manufactured hereunder shall conform with the Specifications; (b) the Product shall be manufactured in accordance with all applicable laws and regulations in the country of manufacture, cGMP, the Quality Agreement, and the Registration File; (c) to Elite’s knowledge the manufacture of the Product does not infringe the Intellectual Property Rights of any Person in the country where the Product is manufactured; (d) all the Product supplied under this Agreement will, upon Delivery, have a shelf life which is at least 90% of the longest registered shelf life for the Product in the Territory (as of the Effective Date, the shelf life of the Product is 24 months); (e) for the Term of this Agreement, it will maintain any license or clearance in respect of cGMP granted to it under any scheme in the country of manufacture of the Product, and will provide Dexcel with evidence of any such licenses or clearances when requested by Dexcel to do so; and (f) the Product will be free of all liens and encumbrances at the time of Delivery (collectively, the “Required Standards”).

6.2	Within twenty (20) days of receipt the Product at Dexcel’s warehouse in Israel, Dexcel shall perform appropriate samplings and inspections for the purpose of determining whether the Product meets the Specifications and contains no Obvious Defects. Dexcel shall be deemed to have accepted any Product which has not been refused within such twenty (20) day period; provided that such implicit acceptance shall not be applicable to Non-Obvious Defects of the Product pursuant to Section 6.3 hereof, below. In the event that Dexcel wishes to refuse acceptance, Dexcel shall, within such thirty (30) day period, inform Elite in writing of its rejection and its reasons for such rejection.

6.2.1	If Elite agrees with Dexcel’s rejection of the defective Product, Elite shall replace the defective Product as soon as reasonably practicable.

6.2.2	If Elite and Dexcel do not agree upon the rejection of Product, then the matter shall be referred to a specialized independent laboratory reasonably acceptable to both Parties for the purpose of final analysis. Any determination by any such laboratory shall be binding upon both Parties. The cost of any such testing and evaluation by an independent Third Party shall be borne by Dexcel if it is determined that the Product conforms to the requirements of this Agreement and by Elite if determined that it does not. If such laboratory determines that the Product does not conform to the requirements of this Agreement, Elite shall replace the defective Product as soon as practicable and shall bear and reimburse Dexcel for its actual costs incurred.

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6.3	As soon as either Party becomes aware of a Non-Obvious Defect, it shall promptly give notice of such to the other Party. In the event that the Product is found to contain a Non-Obvious Defect, the Product shall be deemed rejected pursuant to Section 6.2, above, as of the date of such notice. The rights and obligations of the Parties with respect to the rejected Product shall thereafter be governed by the testing and replacement provisions of Section 6.2, subject to the Non-Obvious Defect not being a result of negligence after Delivery, following which the Product is under Dexcel’ responsibility.

6.4	Inspections

6.4.1	Dexcel and/or any representatives authorized by Dexcel, upon approval by Elite (which shall not be unreasonably withheld or delayed) and under reasonable confidentiality requirements, shall have the right, at Dexcel’s sole expense, to audit Elite’s facilities involved in the manufacturing, packaging, testing, and release of the Product for compliance with cGMP, on reasonable notice, during normal business hours, and not more than once in each calendar year. Such audit shall include the right to inspect documents and records relevant to the manufacture of the Product. Elite shall as promptly as practical respond to issues raised by Dexcel to Elite in writing as a result of the audit. Elite shall take such actions as promptly as practical, at its expense, as may be reasonably necessary to address and correct any such issues.

6.4.2	Elite shall permit the FDA and the Health Authorities to inspect Elite’s facilities involved in the manufacturing, packaging, testing and release of the Product when so required by the FDA or such Health Authorities, and shall provide reasonable assistance for such purpose. Elite shall, as soon as reasonably possible, notify Dexcel of any notice it receives from the FDA or the Health Authorities requesting an inspection of Elite’s facilities in relation to the Product.

6.5	Recalls

6.5.1	Each Party shall promptly provide the other Party with copies of correspondence to or from the FDA and/or the Health Authorities relating to any corrective action or Recall in the Territory concerning the Product.

6.5.2	If there is a Recall of the Product in the Territory, then Dexcel agrees to stop shipping Recalled lots immediately after Dexcel receives written notification of such Recall from Elite. The Parties shall cooperate fully in any such Recall, including any notice, restriction, change, corrective act or market action or any Product change requested or ordered by the Health Authorities or any other governmental agency having jurisdiction in the Territory.

6.5.3	In the event of a Recall, it is agreed and understood that any Recall Costs (defined below) shall be borne as follows:

a.	if the Recall arises from Dexcel’s acts or omissions in the marketing, distribution, storage or handling of the Product following Delivery, the costs and expenses related to the Recall, including, but not limited to (a) reasonable fees of any experts and/or attorneys that may be utilized by either Party, (b) government fines or penalties related to such Recall, quarantine or stop-sale, (c) costs and expenses for notification, (d) transportation, shipping and distribution expenses attributable to the Product subject to Recall, (e) cost of all replacement Product and its distribution, (f) the Transfer Price for all Product in Dexcel’s inventory subject to Recall, and (g) and third party recall expenses (collectively, “Recall Costs”) shall be borne solely by Dexcel; and

b.	if the Recall arises from the development, manufacturing, testing, handling, storage, or Packaging of any Product (including but not limited to any latent Product defects) prior to delivery to Dexcel, the Recall Costs shall be borne solely by Elite.

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6.5.4	If there is any dispute concerning whether Dexcel or Elite is responsible for the Recall Costs, such dispute will be referred for decision to an independent expert appointed by agreement of the Parties with the costs borne equally between them. The decision of such independent expert must be in writing and, except for manifest error on the face of the decision, will be binding on both Parties.

6.5.5	All payments for undisputed Recall Costs assessed pursuant to this Section 6.5 are due and payable within thirty (30) days of being invoiced by Elite or Dexcel, as applicable.

7	Warranties

7.1	Each Party hereby represents and warrants to the other Party:

7.1.1	Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

7.1.2	Such Party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

7.1.3	All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with its performance of this Agreement have been obtained.

7.1.4	Such Party, on its own behalf and on behalf of its Affiliates (including any of their officers, directors, or employees) has in place adequate procedures to prohibit, directly or indirectly, the use any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, nor has such Party, its Affiliates and their officers, directors or employees made any unlawful payment to foreign or domestic government officials or employees or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, or taken any action which would cause it to be in violation of or taken any action which would cause it to be in violation of any Anti-Corruption and Anti-Bribery Laws.

7.1.5	There is no pending or, to such Party’s knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against such Party or any of its Affiliates with respect to any Anti-Corruption and Anti-Bribery Laws.

7.1.6	To such Party’s knowledge, there are no actions, conditions or circumstances pertaining to such Party’s activities that may give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under any Anti-Corruption and Anti-Bribery Laws.

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8	Confidentiality

8.1	The terms of the Confidentiality Agreement are incorporated herein by reference and will apply to any and all discussions and Confidential Information exchanged by the Parties and/or made available by a Party or its Affiliates to the other Party or its Affiliates in connection with or under this Agreement, in any form, whether oral, written, electronic or otherwise (whether or not marked “confidential”).

8.2	For the purposes of this Agreement, “Confidential Information” shall have the same meaning as that set forth in the Confidentiality Agreement and shall be deemed to include the terms of this Agreement; and the “Agreed Purpose” set forth in the Confidentiality Agreement shall be deemed to include the Parties’ respective activities hereunder and the implementation of this Agreement.

8.3	This Article 8 shall survive the Term for a period of five (5) years.

9	Intellectual Property Rights; Suspension; Third Party Actions

9.1	Elite warrants that, as of the Effective Date: (a) to its knowledge Elite is not aware that the manufacture of the Product as conducted for Elite as of the Effective Date infringes, misappropriates, or violates any intellectual property rights of any Third Party in the country where the Product are manufactured, (b) to its knowledge Elite is not aware that the API used in the manufacture of the Product infringes, misappropriates, or violates any intellectual property rights of any Third Party in the country where the API and/or the Product are manufactured, (c) to its knowledge the development of the Product was undertaken by Elite for its own account, and Elite owns or has the right to provide all relevant rights granted to Dexcel hereunder, (d) to its knowledge it has not received any communications, in writing and/or oral, alleging any infringement, misappropriation, or violation by the manufacture or sale of Product (including any claim that Elite must license or refrain from using any intellectual property rights of any third party) in the Territory or the place of manufacturing of the API or Product, and (e) to its knowledge it has not received any notice that any proceedings have been instituted or are pending which challenge any rights of Elite with respect to the Product or Elite’s Product intellectual property in the Territory or the place of manufacturing of the API or Product.

9.2	Elite shall provide Dexcel with all reasonable assistance and co-operation which is reasonably requested by Dexcel in order for Dexcel to undertake any due diligence review in respect of Intellectual Property Rights subsisting in the Product; provided that Elite has and shall not to its knowledge willfully fail or refuse to disclose to Dexcel any relevant information relating to the Product and any Intellectual Property Rights relating to the Product (unless such disclosure is prevented or restricted by applicable laws, regulations or any duty of confidentiality).

9.3	Subject to Elite’s full compliance with the terms of Section 9.2, Dexcel hereby undertakes the responsibility of the final verification of the patents and the status of Intellectual Property Rights for the Product in the Territory and is fully responsible and liable for possible infringements of any Third Party’s Intellectual Property Rights which result from the application for Marketing Authorization for the Product in the Territory, the importation of the Product into the Territory, and the promotion, marketing, distribution and sale of the Product and all other activities as envisaged under this Agreement in the Territory.

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9.4	Suspension.

9.4.1	If, because of any administrative, arbitral or court decision, or because in a Party’s reasonable opinion in reference to potential risks related to intellectual property issues, such Party must refrain from launching, continuing to sell and market the Product in the Territory, or from manufacturing and supplying the Product for sale in the Territory (as applicable), such Party shall have the right to suspend the launching, sale, manufacturing or the supplying of the Product under this Agreement to the extent that and only for so long as this suspension is reasonably deemed necessary or advisable by that Party to prevent or limit actual or possible damages, liabilities or injuries.

9.4.2	Such suspension shall be deemed temporary and shall not give a right to either Party to terminate this Agreement nor shall it be considered to have caused a termination of this Agreement, unless the Parties agree in writing that termination of this Agreement is reasonably necessary to prevent or limit such actual or possible damages, liabilities or injuries, and provided further that if any such suspension lasts for 180 days or more, Elite may terminate the Agreement on written notice.

9.5	Third Party Actions. Each Party threatened with suit or sued by a Third Party for intellectual property infringement because of activities in connection with the Product shall promptly notify the other Party in writing of such event. In case of an actual suit based on the commercialization of the Product in the Territory, Dexcel shall have the right (but not the obligation) to defend such suit in the Territory to the extent that it relates to commercialization of the Product, and shall have the right to settle with such Third Party (provided that Elite shall in any event have the right to defend itself against any claims or allegations at its own cost). Each Party agrees that it shall reasonably cooperate with the other Party in defending the suit, even if not a party to the suit.

10	Indemnification; Insurance

10.1	Subject to the provisions of this Article 10, Elite agrees to defend, indemnify and hold Dexcel, its Affiliates and its and their officers, directors, shareholders, employees, agents, and other representatives (“Dexcel Indemnitees”) harmless from and against any and all claims, actions, causes of action, assessments, losses, damages, injuries, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of the Dexcel Indemnitees, filed, raised, initiated or made by any government authority and/or third party (collectively, “Claims”) arising from (i) any material breach by Elite of its representations, warranties, covenants, agreements or obligations under this Agreement, the Quality Agreement or the SDEA; (ii) negligence or willful misconduct on the part of Elite, its Affiliates or any of their agents, employees, distributors or subcontractors; (iii) any product liability claims, whether arising out of warranty, negligence, strict liability (including manufacturing, storage in Elite’s warehouse or that of any Affiliate or Manufacturer, or any other product or quality based claims in relation to the Product), and (iv) any claim for infringement of any Third Party Intellectual Property Rights in the country where the Product is manufactured, in each case except to the extent that any such damages give rise to an indemnification claim by Elite under Section 10.2 hereinafter.

10.2	Subject to the provisions of this Article 10, Dexcel agrees to defend, indemnify and hold harmless Elite and its Affiliates, and their respective shareholders, officers, directors, employees and agents (“Elite Indemnitees”), from and against any Claims by Third Parties and/or government organizations arising from: (i) the handling, possession, storing, labeling, use, marketing, distribution, promotion or sale of any Product by Dexcel, its Affiliates, or any of their distributors, employees, or sub-distributors following Delivery of the Product to Dexcel; (ii) any material breach by Dexcel of its representations, warranties, covenants, agreements or obligations under this Agreement, the Quality Agreement or the SDEA; and (iii) negligence or willful misconduct on the part of Dexcel, its Affiliates or any of their agents, employees, distributors or subcontractors; or (iv) any claim for infringement of any third party intellectual property in the Territory (provided that the information concerning the Product that was provided by Elite is in full and accurate and subject to Elite’s compliance with the terms of Section 9.1.2 hereinabove), except to the extent that any such damages give rise to an indemnification claim by Dexcel under Section 10.1 hereinabove.

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10.3	Unless and to the extent otherwise specifically provided herein, in the event that the Dexcel Indemnitees or the Elite Indemnitees intend to claim indemnification under this Article 10 with respect to any Claim (such one of the Dexcel Indemnitees or the Elite Indemnitees being herein referred to as the “Indemnitee”) shall promptly notify the other Party (“Indemnitor”) of a Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel of its own choosing; additionally, an Indemnitee shall have the right to retain its own counsel with reasonable and documented fees and expenses to be paid by the Indemnitor.

a.	An Indemnitee shall not be entitled to indemnification under this Section 10.3 if any settlement or compromise of such Claim is concluded by the Indemnitee without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

b.	An Indemnitor shall not enter into any settlement or compromise of any Claim or consent to the entry of any judgment or other order with respect to any Claim which does not contain, as a part thereof, an unconditional release of the Indemnitee for liability for all loss, cost or damage that may arise from such Claim or which contains any injunctive or other non-monetary relief that might in any way interfere with the future conduct of business by the Indemnitee.

c.	Any Indemnitee, and its employees, agents and representatives, shall cooperate fully with the Indemnitor and its legal representatives, at the Indemnitor’s expense for out-of-pocket costs, in the investigation of any Claim covered by these indemnification provisions

10.4	Any breach of warranty, representation or covenant by a Party shall constitute a breach of contract.

10.5	Each Party shall, during the Term and for three (3) years after termination or expiration of this Agreement, obtain and maintain, at its own cost and expense from a qualified insurance company, product liability insurance in accordance with the following provisions:

10.5.1	Elite’s Insurance: Elite’s insurance shall provide protection against any and all claims, demands, and causes of action arising out of any defects, alleged or otherwise, of the Product(s), or their use, design, manufacture, Packaging, testing, release, or any material (including API) incorporated in the Product(s). The amount of coverage shall be a minimum of Ten Million US Dollars (US$10,000,000) per occurrence and in the aggregate and shall be provided from an insurance company qualified to write global product liability coverage. Elite shall name Dexcel as an additional insured on its insurance policies maintained pursuant to this Section 10.5.

10.5.2	Dexcel’s Insurance: Dexcel’s insurance policy shall provide protection against any and all claims, demands, and causes of action arising out of any defects, alleged or otherwise, of the Product(s) following Delivery to Dexcel. The amount of coverage shall be a minimum of Ten Million US Dollars (US$10,000,000) per occurrence and in the aggregate and shall be provided from an insurance company qualified to write product liability coverage in the Territory.

10.5.3	Certificate. Each Party agrees to furnish the other Party with a certificate of insurance evidencing such insurance coverage (at the execution of this Agreement and at each anniversary hereof) and shall provide the other Party with a thirty (30) day written notice of cancellation or non-renewal of such coverage.

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11	Term and Termination

11.1	Unless terminated earlier in accordance with the provisions of this Article 11, this Agreement shall have an initial term of three (3) years from the Commercialization Date (“Initial Term”); provided, however, that if, during the third (3rd) year of the Initial Term, Dexcel sells at least 65,000 bottles of the Product (in any combination of strengths), coupled with a positive Net Selling Price which shall never be lower than the Floor Price derived from all sales of the Product in the Territory by Dexcel in such year, then the Initial Term shall automatically be extended for an additional (4th) year. In the event that, in the fourth (4th) year of the Initial Term, Dexcel sells at least 65,000 bottles of the Product (in any combination of strengths), coupled with a positive Net Selling Price which shall never be lower than the Floor Price derived from all sales of the Product in the Territory by Dexcel in such year, then the Initial Term shall automatically be extended for an additional (5th) year. At any time during the Initial Term (including as extended for a 4th or 5th year, as provided above), the Parties may extend the Initial Term or renew the Agreement following the end of the Initial Term (each, a “Renewal Term”), by written agreement (the Initial Term and all Renewal Terms being herein referred to as the “Term”).

11.2	This Agreement may be terminated prior to the end of the Term:

11.2.1	by either Party, effective immediately with written notice, if (i) a receiver, trustee, or liquidator of the other Party is appointed for any of properties or assets of the other Party; (ii) the other Party makes a general assignment for the benefit of its creditors; (iii) the other Party files a petition under the relevant statute for the bankruptcy, reorganization of the other Party or any arrangement with its creditors or readjustment of its debt, or its dissolution or liquidation, or such a petition is filed against the other Party and is not dismissed within sixty (60) days thereafter; or (iv) the other Party ceases doing business or commences dissolution or liquidation proceedings;

11.2.2	in the event that a Party is in material breach of a term of this Agreement, the SDEA, or the Quality Agreement and fails to remedy such breach (in case of a breach which is possible to be remedied) within thirty (30) calendar days from receipt of written notification (mentioning the causes and consequences in details) of same, the non-breaching Party shall have the right to terminate this Agreement upon provision of thirty (30) calendar days’ written notice to the breaching Party;

11.2.3	by Dexcel, with immediate notice, upon (a) any Manufacturer losing its license, authorization or approval required by law in order to manufacture and supply the Product to Dexcel, and such license, authorization or approval was not reinstated within one hundred and eighty (180) days; (b) Elite notifies Dexcel of any change to, or non-renewal, expiration or withdrawal by the FDA or any other relevant regulatory authority, of the cGMP status of any Manufacturer that would prevent Dexcel from importing, marketing or selling the Product in the Territory, and such cGMP status was not reinstated within one hundred and eighty (180) days; or (c) an audit or inspection performed by the FDA or the Health Authorities of the facilities involved in the manufacture of the Product has shown a Critical Finding and the Manufacturer cannot make or has not made the necessary remedies within the time period requested by such Regulatory Authority. For the purpose of this provision, “Critical Finding” shall mean that there is a clear cGMP failure which could materially affect the quality of the relevant Product and which could, or would, be harmful to the patient;

11.2.4	in the event of two (2) or more Supply Failures within any twelve (12) month period, Dexcel shall be entitled (but not obligated) to terminate this Agreement upon immediate notice to Elite; and

11.2.5	by either Party pursuant to Section 14.2 hereof.

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11.3	It is specifically understood by Elite and by Dexcel that, upon termination of this Agreement for any reason, the only rights of the other Party shall be those specified in Article 12 hereof.

12	Rights and Obligations upon Termination

12.1	Upon termination or expiration of this Agreement, Dexcel shall cease distributing the Product and shall immediately return to Elite, via courier, at Dexcel’ sole cost and expense, all of Elite’s pharmaceutical and technical Know-how relating to the Product and/or any Confidential Information (including any and all copies of the Registration File), and shall provide Elite with written confirmation of the same. Dexcel shall refrain from making any further use of Elite’s pharmaceutical and technical Know-how relating to the Product and/or Confidential Information, except as provided in Section 12.2 hereof. If Dexcel terminates the Agreement for any reason other than pursuant to Section 11.2.2 or 11.2.3, Dexcel shall be excluded from selling the Product (except as allowed for in Section 12.2) for a period of three (3) years after the date the Agreement terminates. The obligation to return, as aforementioned, shall not include documentation required to be kept by Dexcel in accordance with Health Authorities’ instructions or regulations.

12.2	Outstanding Orders; Inventory

12.2.1	Except in the event that Elite terminates this Agreement pursuant to Section 11.2.2 due to a material breach by Dexcel, any Confirmed Orders made on or before the expiration or termination of this Agreement but not yet delivered by Elite shall be delivered to Dexcel and Dexcel shall be liable to pay for the same in accordance with the provisions of the Agreement.

12.2.2	Dexcel may, at its discretion, sell any remaining Product stock then in its possession according to the terms of this Agreement for a period not exceeding the shelf life of such remaining Product and shall be liable to pay Net Selling Price adjustments according to Section 5.4.2. In the event Dexcel determines not to sell the remaining Product stock, it shall return it to Elite or destroy at its own cost such remaining Product stock as directed by Elite.

12.3	Except as provided herein, neither Party shall be relieved of its duty to discharge in full all obligations accrued or due prior to the date of termination or expiration (including, but not limited to, the obligation to pay all amounts due under any Confirmed Orders which remain open as of the date of such termination or expiration; provided, however, that Dexcel shall have no obligation to pay for any Product in the event this Agreement was terminated pursuant to Section 11.2.3); all sums owed by either Party to the other shall become immediately due and payable on such date.

12.4	Each Party shall remove all reference to the other, if any, from its letterhead, business forms, advertising literature and place of business, and shall not thereafter use any name or trademark suggesting that it has any relationship with the other Party.

12.5	Each Party shall immediately deliver to the other (and cause its Affiliates and its and their Representatives to so deliver), at such Party’s expense, all Confidential Information of the other Party, including without limitation any and all copies, duplications, summaries and/or notes thereof or derived there from, regardless of format.

12.6	Except as specifically set forth herein, all rights granted by each Party to the other Party hereunder shall be immediately terminated.

12.7	The rights and obligations of the Parties to this Agreement set forth in Sections 5.4, 6.1, 6.3, 6.5, 7, 8, 9, 10, 12, 17, 18, 21 shall survive any termination or expiration of this Agreement.

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13	No Assignment

13.1	The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided however, that neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, whether voluntary or by operation of law, , without first receiving the prior written consent of the other Party. Any assignment by a Party not in accordance with this Section 13 shall be null and void. Notwithstanding the foregoing to the contrary, Elite and Dexcel may assign and delegate their respective rights and duties hereunder, without obtaining the consent of the other Party, to any Affiliate; provided that the assignee agrees in writing to bound by the terms and conditions of this Agreement, and the assigning Party likewise agrees to remain responsible as an obligor hereunder or to the acquirer of all or substantially all of the business or assets to which this Agreement relates (whether by stock sale, asset sale, merger, consolidation or otherwise).

14	Force Majeure

14.1	If a Party asserts the occurrence of an event of Force Majeure as an excuse for failure to perform such Party’s obligations, then the obligations of the Parties hereunder shall be suspended for so long as the Force Majeure event renders performance of the Agreement impossible; provided, however, that (a) the nonperforming Party shall timely notify the other Party in writing of the likelihood or actual occurrence of an event of Force Majeure by the nonperforming Party; (b) the nonperforming Party must reasonably prove that it took all commercially reasonable steps to minimize delay or damages caused by such event; and (c) the nonperforming Party substantially fulfilled all non-excused obligations, unless the other Party has notified the nonperforming Party to the contrary.

14.2	In the event that such Force Majeure continues for a period in excess of ninety (90) days and the Party which is unable to fulfil its obligations hereunder owing to Force Majeure beyond such period of ninety (90) days, the other Party shall be entitled to provide written notice of immediate termination to the Party unable to fulfil its obligations hereunder. The Parties agree to undertake discussions with a view to reaching some other mutually acceptable and reasonable arrangement for alleviating the effects of such force majeure.

15	Severability

15.1	If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement, and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Parties agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves, to the greatest extent possible, the economic objectives of the invalid or unenforceable provision.

16	Relationship of the Parties

16.1	The relationship of the Parties to this Agreement is one of independent contractors.

17	Governing Law and Jurisdiction

17.1	This Agreement shall be construed under and exclusively governed by the laws of the State of New York, United States of America, regardless of any choice of law principles. In the event of a dispute, the parties will first attempt to resolve the situation amicably. In the event that the parties are not able to come to an amicable agreement within sixty (60) days, then each of the Parties irrevocably submits to the sole and exclusive jurisdiction of the Supreme Court of the State of New York located in the County of New York and the jurisdiction of the United States Federal District Court located in New York City, for the purpose of any suit, action or other proceeding arising from this Agreement and agrees that no such suit, action or proceeding shall be brought by it or its Affiliates except in such courts. Furthermore, each Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of such suit, action or proceeding brought in any such court or any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and agrees not to plead or claim the same.

17.2	The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and is hereby excluded.

18	Waiver

18.1	The waiver by either Party of a breach of any of the provisions of this Agreement, the Quality Agreement or the SDEA by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission by either Party in exercising any right that it may have under this Agreement, the Quality Agreement or the SDEA operate as a waiver of any breach or default by the other Party.

18.2	No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the Party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement. Failure by a Party to exercise any of its rights under this Agreement, including the right to terminate this Agreement, shall not constitute a waiver of any of its rights thereafter.

19	Remedies

19.1	All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall serve to limit any other remedy, right, undertaking, obligation or agreement which may otherwise arise.

20	Construction

20.1	The headings in this Agreement and their associated numbers are included for ease of reference purposes only and shall have no legal, constructive or interpretive effect. This Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

21	Notices

21.1	Unless otherwise stated in this Agreement, any and all communications required as provided for in this Agreement shall be in writing to the addresses noted below and shall be sent by (i) certified or registered mail, postage prepaid, return receipt requested, (ii) confirmed email followed by a letter of confirmation sent by any of the methods stated in (i) and/or (iii) of this clause, or (iii) by an express overnight courier service (for example, Federal Express or Airborne), postage prepaid, return receipt requested and addressed as set forth below:

Dexcel Ltd. 1 Dexcel Street. Or Akiva 3060000 Israel	Elite Pharmaceuticals, Inc. 165 Ludlow Avenue Northvale, New Jersey 07647 United States
Attn: Vice President & General Manager	Attn: CEO & President
Tel: ***	Tel: ***
Email: ***	Email: ***

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20	Construction

20.1	The headings in this Agreement and their associated numbers are included for ease of reference purposes only and shall have no legal, constructive or interpretive effect. This Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

21	Notices

21.1	Unless otherwise stated in this Agreement, any and all communications required as provided for in this Agreement shall be in writing to the addresses noted below and shall be sent by (i) certified or registered mail, postage prepaid, return receipt requested, (ii) confirmed email followed by a letter of confirmation sent by any of the methods stated in (i) and/or (iii) of this clause, or (iii) by an express overnight courier service (for example, Federal Express or Airborne), postage prepaid, return receipt requested and addressed as set forth below:

Dexcel Ltd. 1 Dexcel Street. Or Akiva 3060000 Israel	Elite Pharmaceuticals, Inc. 165 Ludlow Avenue Northvale, New Jersey 07647 United States
Attn: Vice President & General Manager	Attn: CEO & President
Tel: ***	Tel: ***
Email: ***	Email: ***

21.2	Notices shall be deemed given three (3) days following mailing by certified or registered mail, and one (1) day following overnight courier, and if sent by email, upon receipt by the sender of an acknowledgment of receipt, including, without limitation, an automatically-generated emailed read receipt (provided that a Party shall still comply with the additional requirements set forth in Section 21.1(ii), above).

22	Entire Agreement; Amendments; Preamble and Appendices

22.1	This Agreement, together with all the Appendices, the Confidentiality Agreement, the Quality Agreement and the SDEA, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations between the Parties, whether written or oral, with respect to the subject matter hereof.

22.2	This Agreement may not be amended, modified, released, or discharged in any manner except by a written instrument, referring to this Agreement and signed by both Parties.

22.3	Any preamble and appendix to the Agreement is incorporated herein and forms an integral part hereof.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

ELITE PHARMACEUTICALS, INC.		DEXCEL LTD.

By:	/s/ Nasrat Hakim	By:	/s/ Ilan Oren
Name:	Nasrat Hakim	Name:	Ilan Oren
Title:	CEO	Title:	Co-Chief Executive Officer
Date:	12/06/2021	Date:	12/05/2021

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Appendix 1 – Products, Floor Prices, Batch Sizes, PQR

Products:

Dextroamphetamine and Amphetamine combinations of the API in the following dosages and Pack sizes:

10mg (2.5mg x 4API) – Packs of 30 tablets

20mg (5mg x 4API) – Packs of 30 tablets

30mg (7.5mg x 4API) – Packs of 30 tablets

The 5mg (1.25 x 4 API), 7.5mg (1.875mg x 4 API), 12.5mg (3.125mg x 4 API), 15mg (3.75mg x 4API) approved in the US, will not initially be marketed in the Territory

Floor Prices:

10mg / Pack of 30 tablets - $***

20mg / Pack of 30 tablets - $***

30mg / Pack of 30 tablets - $***

Pricing for Incoterms® set forth in Section 5.3.7

Elite shall prepare a periodic Product Quality Review for the Product (“PQR”) in accordance with the provisions of the Quality Agreement and shall provide Dexcel with a copy of the PQR, upon request.

Costs for items in Section 5.3.8 are included in the Floor Price.

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Appendix 2 – Form of Quality Agreement

TEMPLATE – DO NOT SIGN

TECHNICAL AGREEMENT

This TECHNICAL AGREEMENT (“Agreement”) is entered into as of the date of the last Party to sign this Agreement (“Effective Date”) by and between DEXCEL ENTITY, with its registered address at [DEXCEL ENTITY ADDRESS] (“Dexcel”), and OTHER PARTY, with its registered address at _______________ (“Company”). Dexcel and Company hereinafter sometimes referred to as the “Parties” or individually as a “Party.”

PREAMBLE

A.	Dexcel and Company have entered into a [Name of Commercial Agreement], dated [Date] (“Main Agreement”), pursuant to which Company shall manufacture for and supply certain medicinal products to Dexcel for sale and distribution in the Territory;

B.	The manufacturer of pharmaceutical products is responsible for manufacturing and controlling the products it provides in accordance with cGMP, in accordance with the Marketing Authorization in the Territory, and to comply with the requirements of “The Rules Governing Medicinal Products in the European Community,” Chapter 7;

C.	Company has a manufacturing authorization in accordance with the laws of [country where facility is located] and is subject to the ongoing monitoring by the relevant health authorities in such country, and further has provided Dexcel with copy of its certificate of cGMP issued by the relevant health authorities in [country where facility is located], indicating that Company’s Facility complies with local cGMP requirements; and

D.	The Marketing Authorization holder for the Product in the Territory is Dexcel.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

23	DEFINITIONS

23.1	“Active Pharmaceutical Ingredient” or “API” shall mean that part of the Product ingredients intended to furnish pharmacological activity or to otherwise have a direct and intended effect on the patient; for the purpose of this Agreement, the API is [Name of API].

23.2	“ALCOA Standard” means, with respect to data integrity, that all data is Attributable, Legible, Contemporaneous, Original, and Accurate, as well as complete, durable, corroborated, version- based, accessible, and consistent.

Attributable – data must be able to be attributed to an individual, and the identity of the person performing the activity must be clearly documented.

Legible – data must be clearly legible whether it is handwritten, images or electronic formatting viewed as a printed page or in the electronic system, with no ambiguity regarding the clarity of the data.

Contemporaneous – data must be recorded as the event happens (in real time).

Original – raw or source data must be retained appropriately, and subject to review and approval.

Original data is not a copy.

Accurate – fully correct and representative of the event recorded.

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23.3	“Certificate of Analysis” shall mean the document for the relevant batch of the Product signed by Company’s Qualified Person or produced by a computer system which provides a degree of control equivalent to that given by a signature, which states that such batch is suitable for release and includes a description of the Specifications for, and results of testing applied by Company to the Product and the other details set forth in Exhibit E hereof. A sample of a Certificate of Analysis is attached hereto as Exhibit E1.

23.4	“Certificate of Conformity” shall mean the document for the relevant batch of the Product signed by Company’s Qualified Person or produced by a computer system which provides a degree of control equivalent to that given by a signature, which certifies that such batch of the Product was manufactured and tested in compliance with the Specifications therefor, the Marketing Authorization and cGMP and includes the details set forth in Exhibit F hereof. A sample of a Certificate of Conformity is attached hereto as Exhibit F1 .

23.5	“Change Control Form” shall mean the document prepared by Company to document any change from the defined production processes of the Product.

23.6	“Complaints” shall mean defects observed and communicated to Company or Dexcel related to the use of the Product.

23.7	“Deviation” shall mean (i) an incident that occurs during bulk manufacture, packaging, storage, transportation, sampling, or testing of a batch of Product, which is OOS with regard to components, materials, in-process controls, Product, and/or stability; and/or (ii) a variation or departure from processes, procedures, predefined critical parameters, specifications, or cGMP and/or Health Authority requirements, during bulk manufacture, packaging, transportation, storage, sampling, or testing of a batch of Product.

23.8	“Deviation Report” shall mean the report compiled by Company to document any Deviations.

23.9	“Facility” shall mean the approved facilities of Company where the production, packaging, in- process controls, storage, testing, and release of the Products takes place, as set forth in Exhibit A hereof.

23.10	“Good Distribution Practice” or “GDP” shall mean the applicable guidelines for the proper distribution of medicinal products for human use.

23.11	“Good Manufacturing Practices” or “cGMPs” shall mean the current good manufacturing practices for pharmaceutical substances or products as adopted in the relevant country/ies in the Territory and in the country in which the Products are manufactured, as may be amended or supplemented from time to time, including (i) as specified in [21 Code of Federal Regulations (“CFR”) Parts 210 and 211 [cGMP for Finished Pharmaceuticals] and 21 CFR Parts 1301, 1304, 1307, 1312 (“FDA cGMP”)][ the EC Guide to Good Manufacturing Practices for Medicinal Products v.4, and in the European Community Directive 2017/1752/EC GMP Guidelines, as amended from time to time (“[EU cGMP Guidelines][FDA cGMP]”)], and, if applicable, the International Conference of Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”) Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; and (ii) as required by applicable laws and regulations and/or the Health Authorities in the relevant country/ies in the Territory and in the country in which the Products are manufactured.

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23.12	“Health Authorities” shall mean any applicable federal, state or local government authority, quasi-governmental authority, regulatory or administrative agency, authority, body, court, commission or tribunal in the relevant country/ies in the Territory or in the country of manufacture of the Product with jurisdiction or authority in such country over the development, manufacture, supply, storage, import, export, marketing, sale or commercialization (including approval of Marketing Authorizations) and/or reimbursement of pharmaceutical products, including [the FDA] [the UK Medicines and Healthcare Products Regulatory Agency][the Bundesinstitut für Arzneimittel und Medizinprodukte] [the European Medicines Agency].

23.13	“Marketing Authorization” shall mean the marketing authorization granted by the Health Authorities in order to permit the importation, promotion, distribution and sale of the Product in the Territory.

23.14	“Marketing Authorization Dossier” shall mean the package of technical and clinical information, processes, techniques and data relating to the Product (and the relevant manufacturing site) as may be required for the purposes of obtaining and/or varying a Marketing Authorization in the Territory.

23.15	“OOS” shall mean a test result that shows that the Product, after an initial investigation, was determined not to have a clear obvious error due to external circumstances, does not comply with the predetermined acceptance criteria, or has fallen outside of acceptance criteria which have been established in official compendia and/or by documentation included in the Product’s approved Marketing Authorization Dossier.

23.16	“Packaging Materials” shall mean the components used in both the primary and secondary packaging of the Product.

23.17	“Product(s)” shall mean the finished form pharmaceutical product(s) described in Exhibit A.

23.18	“PQR” shall mean the annual Product review and report, in English, prepared by Company for Dexcel and meeting the requirements of the [EU cGMP Guidelines][FDA cGMP].

23.19	“Qualified Person” or “Responsible Pharmacist” or “QP” shall mean a person named on the Manufacturing Authorization and recognized by the relevant Health Authorities applicable to the Product as having the necessary scientific and technical background and experience to allow such person to be responsible for the release of batches of Product for sale and distribution and/or supply.

23.20	“Quality Defects” refers to Critical and Major Quality Defects:

23.20.1	Critical – These are quality defects which are potentially life-threatening or could cause serious risk to patient health, including, but not limited to: wrong Product (label and contents are different products); correct Product but wrong strength, with serious medical consequences; microbial, physical or chemical contamination, with serious medical consequences; mix up of products (‘rogues’) within a pack (for example, two different blister strips within one carton or two different tablets within one blister strip); wrong active pharmaceutical ingredient in a multi-component Product with serious medical consequences; or non-compliance with Specifications (for example, assay, stability, fill/weight).

23.20.2	Major – These are quality defects which could cause illness or mistreatment but not to a life-threatening extent, including, but not limited to: mislabeling – wrong or missing text or figures; missing or incorrect information – leaflets or inserts; microbial, physical or chemical contamination, with medical consequences; or insecure closure with serious medical consequences (for example, lack of child-resistant containers, potent product, sterile product).

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23.21	“Recall” shall mean (i) a voluntary or governmental action to quarantine, stop-sale or withdraw the Product from the market in the Territory; and (ii) all field actions with respect to the Product in the Territory, product recalls, market withdrawals, stock recoveries, corrections (repair, modification, adjustment, relabeling, destruction, or inspection, including patient monitoring), safety alerts, and press releases. This definition does not apply to the retrieval or return of samples of the Product from the distribution network to facilitate an investigation into a possible Quality Defect.

23.22	“Reference Samples” shall mean the samples of all starting materials and the Product which are collected and retained in order to investigate any Deviations, OOS results, Quality Defects, or Complaints concerning the Products.

23.23	“Responsible Contact Persons” shall mean the key personnel of Company and Dexcel listed in Exhibit D hereof.

23.24	“Sharing of Pharmaceutical Responsibilities” shall mean the allocation of the relevant pharmaceutical responsibilities for the Products between Company and Dexcel as described in Exhibit C hereof.

23.25	“Specifications” shall mean all written product, regulatory, manufacturing, quality control and quality assurance procedures, processes, practices, standards, instructions and specifications, including, manufacturing process, analytical procedures and acceptance criteria, as set forth in the registered Marketing Authorization Dossier and the Marketing Authorization the Product, from time to time.

23.26	“Standard Operating Procedures” or “SOP’s” shall mean the written set of instructions compiled by a Party for any process or system that is followed during the operation of any activities, system or equipment, including, inter alia, quality assurance, quality control, maintenance, utilities, human resources, etc.

23.27	“Subcontractor” shall mean a third Party or an affiliate of Company which has a contract or other relationship with Company to provide some portion of the work or services related to the manufacture, packaging, storage, sampling, or testing of a Product which Company is obliged to perform under this Agreement. A list of all approved Subcontractors as of the Effective Date of this Agreement is set forth in Exhibit B.

23.28	“Territory” shall have the meaning set forth in the Main Agreement.

24	GENERALLY

24.1	Company agrees to manufacture the Products for Dexcel according to the Specifications, cGMP, and the Marketing Authorization of the Product.

24.2	Company shall have and maintain adequate facilities and equipment, knowledge and experience, and competent personnel, to satisfactorily supply the Products to Dexcel in accordance with the provisions of this Agreement and the Main Agreement.

24.3	Company and Dexcel agree to the Sharing of Pharmaceutical Responsibilities as described in Exhibit C.

24.4	Company shall timely notify Dexcel of any change or restriction to Company’s cGMP manufacturing authorization certificate, where such change is specifically relevant to any one or more of the Products.

25	RESPONSIBLE CONTACT PERSONS; PERSONNEL; TRAINING

25.1	Company and Dexcel have appointed the key personnel listed in Exhibit D as Responsible Contact Persons.

25.2	Any change of the Responsible Contact Persons must be notified by one Party to the other, in writing, sent to the address first set out above, or to such other address as the other Party has provided in writing.

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25.3	Company’s (and all of Company’s Subcontractors’) personnel shall receive initial and continuing training relevant to their tasks, including data integrity, based on written standard operating procedures (SOPs) and in accordance with a written training program.

25.4	A record of all training should be kept by Company, and the practical effectiveness of training shall be periodically assessed and documented. Such record and assessments shall be available for review by Dexcel during any audit of Company’s Facility as provided in Section 35.1.

26	STARTING MATERIALS

26.1	Suppliers of API and Excipients

26.1.1	Company shall be responsible for the procurement and testing of the API and for auditing the API supplier, which audit shall be performed at least once every three (3) years. On request, an executive summary of the most recent audit of the API supplier shall be provided to Dexcel by Company. Company shall provide Dexcel with a QP declaration of cGMP compliance of the API supplier relating to the use of the API in the manufacturing of the Product.

26.1.2	Company shall sign a technical agreement with all of its API suppliers relevant to any Product, and shall, on request, provide Dexcel with a declaration that a technical agreement has been concluded with each such API supplier.

26.1.3	Company shall be responsible for the procurement and testing of the raw materials (excipients). Company shall be responsible for the cGMP compliance of the raw material suppliers. Documentation showing cGMP compliance of the raw materials shall be provided to Dexcel by Company upon request.

26.2	Packaging Materials

26.2.1	The information for the artwork necessary for the preparation of the Packaging Materials for the Product shall be provided by Dexcel to Company. Dexcel is responsible for ensuring that the text in the artwork is accurate, correct and in compliance with the approved Marketing Authorization.

26.2.2	Company is responsible for the procurement and quality of all Packaging Materials in accordance with the approved artwork.

26.2.3	Company is responsible for evaluation of suppliers of Packaging Materials for cGMP compliance and to make available the relevant documentation to Dexcel upon request. An executive summary of the most recent audit of the Packaging Materials’ suppliers shall be provided to Dexcel by Company.

26.2.4	Company shall be responsible for compliance with Transmissible Spongiform Encephalopathy (“TSE”) and Bovine spongiform encephalopathy (“BSE”) risk regulations based on the API supplier’s TSE/BSE Declarations and the Packaging Material supplier’s TSE/BSE Declarations. Updated TSE/BSE declarations must be issued after any change to the manufacturing process which involves new raw materials that have been sourced from a different supplier. All relevant TSE/BSE declarations shall be provided by Company to Dexcel.

26.3	Company shall be responsible for performing a risk assessment for ascertaining the appropriate good manufacturing practice for excipients of medicinal products for human use according to [guideline EU-2015/C 95/02].

26.4	Company shall be responsible for performing a risk assessment for nitrosamine in all relevant active ingredients, excipients and other raw materials in accordance with EMA/189634/2019.

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27	PRODUCTION AND QUALITY CONTROL; FACILITY

27.1	Company shall arrange the production, the packaging, the in-process controls, and the storage of the Products at its Facility according to cGMP and in compliance with the requirements of the Marketing Authorization Dossier. Company is responsible for ensuring that all Product batches are manufactured under cGMP conditions and as required by the Marketing Authorization Dossier.

27.2	Company will not use an alternate facility for, or transfer at a later date, any of the manufacturing, bulk packaging, packaging, processing, testing, storage or release operations for any of the Products without the prior written approval of Dexcel. Such approval by Dexcel of any new facility shall not be unreasonably withheld or delayed, but will also be contingent upon approval of the new facility by the Territory’s Health Authorities.

27.3	Company warrants that it does not handle specified risk materials, hazardous or potentially hazardous materials such as penicillins, cephalosporins, betalactams, hormones (including androgens, estrogens, progestins), steroids and cytotoxic products in the same building or buildings where the manufacturing of the Products takes place.

27.4	Company warrants that there are segregated areas in the Facility designated for the storage of products awaiting further decision, including, without limitation, any products suspected of falsification, returned products, rejected products, products awaiting disposal, and recalled products. Company further warrants that these items are kept separate from saleable stock.

27.5	The respective responsibilities of the parties are set forth in Appendix C.

28	DEVIATIONS

28.1	Company’s Qualified Person is responsible for reviewing the Deviation Reports relating to all Deviations involving the sampling and testing of the API, excipients and primary Packaging Materials and to the production of the bulk Product, before approval of the Product.

28.2	Company shall inform Dexcel in the Certificate of Compliance about any Deviation and provide a Deviation Report summary in English for each batch that is included with each shipment of the Product to Dexcel. In the event that the Product has already been received by Dexcel when such Deviation is noted by Company, Company shall immediately notify Dexcel by electronic mail.

29	DOCUMENTATION

29.1	Company undertakes to deliver to Dexcel together with every batch of Products the following documents:

a.	Certificate of Analysis of the Product (Exhibit E).
b.	Certificate of Compliance (Exhibit F).
c.	Certificate of Analysis of the API from the API supplier.
d.	A Deviation Report summary, in English, of any Deviation that may adversely affect the Product’s quality, safety, efficacy, stability and/or purity.
e.	Packing list for delivery from Company’s site to the relevant Dexcel Party.

30	RELEASE

30.1	Company will deliver only Products manufactured in compliance with the Specifications and cGMP.

30.2	Dexcel is responsible for release of the Products to the market based on the documents provided by Company in Section 29.1.

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31	STORAGE CONDITIONS & SHIPPING

31.1	All starting materials (API, excipients and Packaging Materials) held by Company shall be stored within prescribed storage conditions at all times from the receipt thereof. In addition, the Products covered by the Agreement must be stored and transported in accordance with the storage and transport conditions set forth in Exhibit A and the Incoterms® agreed to in the Main Agreement.

31.2	Temperature data loggers shall be used to record temperature conditions during transit.

31.2.1	Company is responsible for (i) providing the data loggers, (ii) including at least two (2) dataloggers with each shipment of Product to Dexcel, and (iii) providing the temperature specifications for the Product during shipment. [One (1) data logger shall be used per pallet of each shipment.] [Shipment documentation will indicate the placement location of all data loggers.]

31.2.2	Dexcel is responsible for (i) reviewing the temperature data from the data loggers upon receipt of each shipment of Product, (ii) immediately notifying Company in the event of any OOS results, and (iii) promptly returning the data loggers to Company, unless single-use data loggers are used.

32	REFERENCE SAMPLES

32.1	Company is responsible for ensuring that Reference Samples of (a) all relevant starting materials and (b) Product (each batch) are kept for at least the Product shelf life plus one (1) year.

32.2	The number of Reference Samples of the Product must be sufficient to perform at least two (2) full quality control analyses (including microbiological testing).

33	STABILITY REPORTS & PQR

33.1	Company shall provide ongoing stability summaries at the request of Dexcel in accordance with ICH guidelines. In the event of a confirmed stability OOS, Dexcel must be notified immediately.

33.2	In case stability concerns are raised during the review of a PQR or for any other reason (e.g. a Complaint), the Qualified Persons of the Parties shall agree upon the steps to be taken to address the concern.

33.3	Company undertakes to prepare an annual PQR (in English) for the Product supplied to Dexcel. The PQR will be for a twelve (12) month period and contain, at the minimum, the contents required by the [EU cGMP Guidelines][FDA cGMP]. On request, a copy of the completed and approved PQR will be provided by Company to Dexcel within three (3) months of its completion.

34	COMPLAINTS AND RECALL

34.1	Complaints

34.1.1	Any non-medical / technical Complaint regarding the quality of the Product received by Dexcel in the Territory shall be communicated by Dexcel to Company in accordance with the notice provisions set forth in the Main Agreement (“Notice”).

34.1.2	Company shall be responsible for performing an investigation concerning the Complaint and for sending a report containing the results of the investigation and any corrective actions taken or to be taken to solve the problem that originated the Complaint to Dexcel within thirty (30) calendar days following Company’s receipt of the Notice.

34.1.3	All complaints of a medical nature and all adverse drug event reporting shall be done in accordance with the safety data exchange agreement signed by Company and Dexcel.

34.2	Recall

34.2.1	The Parties agree to contact each other immediately as soon as they become aware of the potential for a Recall caused by a Quality Defect concerning the Products, including a Recall by the Company or its distributors of the same product in another country. Twenty-four (24) hour contact details are set out in Exhibit E.

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34.2.2	Dexcel is responsible for the management of any Recall of the Products in the Territory. Company must cooperate fully in ensuring a fast and effective recall.

34.2.3	Nothing stated herein shall prevent, constrain or delay any unilateral action which either Party, in its sole discretion, reasonably deems to be necessary to protect the public, comply with the law or to protect its business interests or reputation, provided that no such action will be taken without reasonable prior written notice by mail or electronic mail to the applicable contact for the other Party as set forth in Exhibit E.

34.3	Suspected Counterfeit Goods

34.3.1	If either Party becomes aware of any suspicion that Products could be counterfeit, actual counterfeit incidents, or incidents relating to illegal handling with respect to the Product, such Party will inform the other Party immediately (within twenty-four (24) hours).

34.3.2	Dexcel will inform the Health Authorities in the Territory of the suspicion or incident in accordance with local law or regulation.

35	INSPECTIONS

35.1	During normal working hours and upon reasonable notice, Company agrees that Dexcel will be entitled to audit the Facilities where the Product is manufactured, packed, tested, stored, and released.

35.2	Company will inform Dexcel within five (5) days following notice of any regulatory inspection that relates to the manufacturing, bulk packaging, packaging, processing, testing, storage and/or release of the Product.

35.3	A copy of any reports, summaries or notices issued by a regulatory authority that relate to a Product shall be provided to Dexcel within three (3) days of receipt by Company. Company shall be responsible for responding to the inspection and shall provide Dexcel with a copy of its submitted responses. Company must consult with Dexcel regarding any proposed corrective and preventative actions (“CAPA”) that may affect the Products and reach a mutual agreement regarding regulatory responses prior to Company’s submission of the responses to the relevant regulatory authority. Dexcel shall not unreasonably withhold its prior written approval of the proposed CAPA response.

36	DATA INTEGRITY

36.1	Company agrees to have procedures in place to ensure quality-relevant data meets the ALCOA Standard. The data should be able to be traced to its source and be readily available during regulatory inspections.

36.2	Company further agrees to notify Dexcel of any breach to the integrity of the data affecting the quality or the safety of any Product batches already shipped to Dexcel, as soon as possible, but not to exceed two (2) days after becoming aware of the event.

37	CHANGE CONTROL

37.1	Both Parties shall inform each other in advance of any relevant quality-related regulatory changes (“Change”) affecting the Product’s manufacturing, testing or release procedures, equipment, or materials or any other items affecting Product quality or the Marketing Authorization Dossier of the Products.

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37.1.1	All major Changes, as defined by Company’s change control SOPs as a change that will require a formal variation to the Marketing Authorization Dossier, shall be sent, before implementation, for approval by Dexcel. It is the responsibility of Dexcel to perform the proper variation procedures at the Health Authorities in the Territory according to the requirements of such country’s variation guidelines.

37.1.2	The implementation of any Changes can only be carried out after Company receives the written approval of Dexcel and, if required, the Health Authorities in the Territory.

37.1.3	It is the responsibility of Company to transfer these changes to its internal documentation.

37.1.4	All minor changes, as defined by Company change control procedures as a change that will not require a formal variation to the Marketing Authorization Dossier, shall be approved by Company’s Quality department before implementation.

38	SUBCONTRACTORS

38.1	Company is allowed to subcontract any work related to the manufacture, quality control and/or release of the Product only with the prior written approval of Dexcel. It is the responsibility of Company to perform quality audits of such Subcontractors in order to assure the quality system and cGMP compliance of such Subcontractors. Company shall enter into a technical agreement with each such Subcontractor, a copy of which shall be provided to Dexcel upon request.

38.2	Subcontractors must meet the same quality requirements as Company. No subcontracting shall release Company from its responsibilities or its obligations under this Agreement. Company is responsible for auditing its Subcontractors. Company’s audit reports will be made available to Dexcel upon request.

39	FINAL PROVISIONS

39.1	This Agreement shall become effective upon its signature by the authorized representatives of both Parties and shall be reviewed by Company and Dexcel every three (3) years to assure its efficiency and accuracy.

39.2	In the event of a conflict between this Agreement and the Main Agreement with respect to quality-related activities, including compliance with cGMPs and all other regulatory obligations regarding the Product, the provisions of this Agreement shall govern and with respect to all other matters, the provisions of the Main Agreement shall govern.

39.3	Any alteration or amendment of this Agreement and its Exhibits requires the written consent of the Parties. New versions of Appendices become valid only after signature by the authorized representatives of both Parties and may be added to this Agreement without the need for updating the entire Agreement.

39.4	Upon request, this Agreement (or part thereof) may be forwarded or disclosed to the relevant Health Authorities in order to comply with applicable regulations.

39.5	The term of this Agreement and its termination is subordinated to the term and termination of the Main Agreement; provided, however, that this Agreement shall remain in effect until the last expiry date of all Products supplied to Dexcel by Company. In addition, regulatory obligations or other obligations which expressly or by implication are intended to survive the termination or expiration hereof, shall survive the termination of this Agreement.

39.6	The validity, construction, interpretation and effect of this Agreement and the respective rights and obligations of the Parties hereunder shall be governed and determined by and in accordance with the choice of law and jurisdiction clauses in the Main Agreement.

39.7	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

39.8	Signatures to this Agreement transmitted by electronic mail in “portable document format” (“pdf”), or by any other electronic means which preserves the original graphic and pictorial appearance of the Agreement, shall have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties hereto, effective as provided above.

DEXCEL ENTITY	Company

TEMPLATE

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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LIST OF EXHIBITS

DESCRIPTION
A	Products, Storage/Transportation, Facilities
B	Approved Subcontractors
C	Sharing of Pharmaceutical Responsibility
D	Responsible Contact Persons
E	Certificate of Analysis Requirements
F	Certificate of Conformity Requirements
G	Change History

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EXHIBIT A

Product, Storage/Transportation Conditions & Facilities

PRODUCT	STORAGE/TRANSPORTATION CONDITIONS	FACILITY ADDRESS

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EXHIBIT B

Approved Subcontractors

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EXHIBIT C

Sharing of Pharmaceutical Responsibilities between Company and Dexcel

RESPONSIBILITY OF	Company	Dexcel
Compliance of manufacturing and control SOPs with EU GMP Guidelines and with Marketing Authorization and Specifications	X
ACTIVE INGREDIENTS
Procurement	X
Control and compliance with Specifications	X
Reserve Samples	X
Technical Agreement with API Supplier	X
EXCIPIENTS AND MATERIALS
Definition of Specifications	X
Procurement	X
Control and compliance with Specifications	X
Reserve Samples	X
ELEMENTAL IMPURITIES AND NITROSAMINES RISK ASSESSMENT
Perform a risk assessment to identify and mitigate the risk of nitrosamines presence in API and finished product manufacturing process in accordance with EMA/189634/2019.	X
Re-evaluate the risk assessment if there are any changes to API manufacturer or the finished product manufacturing process that may impact the risk assessment.	X
Provide a copy of the risk assessment upon request.	X
Perform a risk assessment to consider the elemental impurities of the finished products according to ICH Q3D.	X
Re-evaluate the risk assessment if there are any changes to equipment, starting materials, manufacturing process, packaging materials or any other changes that may impact the risk assessment.	X
Provide a copy of the risk assessment upon request.	X
PACKAGING MATERIALS
PRIMARY PACKAGING MATERIALS
Definition of Specifications	X
Preparation of artwork	X
Artwork Text		X
Release of artwork	X
Approval of artwork		X
Procurement	X
Control and compliance with Specifications	X
Reserve Samples	X
SECONDARY PACKAGING MATERIALS
Definition of Specification	X
Preparation of artwork	X
Artwork Text		X

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RESPONSIBILITY OF	Company	Dexcel
Release of artwork	X
Approval of artwork		X
Procurement	X
Control and compliance with Specifications	X
Reserve samples	X
INTERMEDIATE AND BULK PRODUCTS
Definition of Specifications	X
Manufacturing instructions	X
In-process controls	X
Production/manufacturing records	X
Testing instructions	X
Quality controls/test records	X
Batch Record	X
FINISHED PRODUCTS
Definition of Specifications	X
Primary packaging instructions	X
Primary packaging/packaging records	X
Testing instructions for packaged Cartridges	X
Quality controls/test records	X
Secondary packaging instructions	X
Secondary packaging records	X
Certificate of Analysis	X
Certificate of Compliance including Deviations	X
Issue of batch numbers	X
Definition of shelf-life	X
Issue of expiry date	X
Reserve samples	X
Release for dispatch	X
Transport of the Product from Company’s Facility to Dexcel’s premises		X
Inclusion of data loggers during shipping	X
Reading of data loggers; communicating temperature excursions or other transport condition non-compliances to Company		X
Communicating OOS results to Company		X
Release for marketing in the Territory		X
On-going stability studies	X
Communication of complaints to Company		X
Investigation and resolution of Product complaints	X
Management of any recall of the Products in the Territory		X
Product recall – Product quality	X
Informing the other Party about Product recall situation (within or outside the Territory)	X	X
Process Deviations Reports	X
Change Control Forms	X
Product Quality Reports	X

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EXHIBIT D

Responsible Contact Persons

Dexcel:

Title	Name	Contact Information

Vice President, Quality	***	***@dexcel.com
***

Responsible Pharmacist	***	***@dexcel.com
***

QP Pharmacist	***	***@dexcel.com
***

QP Pharmacist	***	***@dexcel.com
***

Vendors QA Manager	***	***@dexcel.com
***

Pharmacovigilance Unit Manager	***	**@dexcel.com
***

Company:

Title	Name	Contact Information

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EXHIBIT E

Certificate of Analysis Requirements

The Certificate of Analysis must contain at least the following information:

Product Name

Product Code

Batch No

Batch Size

AR No

Mfg Date

Expiry Date

Specification No

Revision No

Name and test methods of the Test

Specification of the Test

Result

Remarks

Comments

Prepared by

Checked by

QP Sign/Date

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EXHIBIT E1

Sample Certificate of Analysis

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EXHIBIT F

Certificate of Conformity Requirements

The Certificate of Conformity must contain at least the following information:

Product Name and Strength

Company

Batch Number

Manufacturing Date

No of Packs Released

MA/PL Number

Pack Size

Expiry Date

Total Number of packs sent for Analysis/Retained Samples

Check List for Review of the documents

Deviations / Comments

QP Sign/Date

Statement required on CoC:

It is hereby certified that the above information is authentic and accurate. This batch has been manufactured, packaged and quality controlled, at MANUFACTURER’S site, in accordance with the original and current version of the Batch Record and in full compliance with cGMPs requirements and with the specifications of the above license.

☐	No deviation occurred during batch processing, packaging and analysis which could adversely affect product quality.

☐	Deviation number:

☐	Deviation Classification: ☐ Minor ☐ Major ☐ Critical

The batch processing, packaging, in-process controls and final analysis records were reviewed by me and found to be in compliance with cGMPs.

I hereby approve the batch for shipment.

[Signed by releasing QP]

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EXHIBIT F1

Sample Certificate of Conformity

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EXHIBIT G

Change History

Rev. No.	Reason	Date
1.0	Initial Issue

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Appendix 3 – Form of SDEA

TEMPLATE – NOT FOR SIGNATURE

SAFETY DATA EXCHANGE AGREEMENT

This Safety Data Exchange Agreement (“SDEA”) is entered into as of the date on which this document has been signed by both parties (“Effective Date”), by and between DEXCEL LTD., with its registered address at 1 Dexcel Street, Or Akiva 3060000, Israel (“Dexcel”) and OTHER PARTY NAME, with its registered address at [Company Address] (“Company”).

1	Scope

1.1	As the holder of approved marketing authorizations (each, a “Marketing Authorization”) in [the State of Israel (including the areas of the West Bank under Israeli control) and the Palestinian Authority (including the areas of the West Bank under Palestinian Authority control and Gaza)] (“Territory”) for the pharmaceutical products listed in Appendix –PV1 (“Products”), Dexcel, as the holder of the Marketing Authorization in the Territory (“MAH”) has local responsibilities for pharmacovigilance reporting and monitoring in the Territory. Company has responsibility for the global database for the Products; therefore, Company is responsible for oversight of pharmacovigilance for the all the markets for which it has outsourced distribution and marketing rights for the Products, including the Territory.

1.2	This SDEA is a supplement to the [__________] Agreement between Dexcel and Company, dated ___________ (“Commercial Agreement”), and describes the pharmacovigilance and exchange of safety information responsibilities of the parties for the Products, overrides any conflicting provisions regarding pharmacovigilance, safety issues and/or exchanges of safety information in any other agreement between the parties with respect to the Products (including, without limitation, the Commercial Agreement), and it supersedes any previous procedure that existed between the parties with respect to the exchange of pharmacovigilance information for the Products.

1.3	This Agreement, with the exception of Article 6 (Confidentiality), will be automatically terminated on the date that the final batch of any Product supplied by Company to Dexcel has reached its expiry. For the avoidance of doubt, the latest possible date based on product expiry for all Products supplied by Company to Dexcel shall be used as the automatic termination date of this SDEA.

1.4	All exchanges of information pursuant to this SDEA between Company and Dexcel and with the relevant health authorities in the Territory (“Health Authorities”) shall use the current rules, terms and definitions as stated in the Good Pharmacovigilance Practices [as published by the European Medicines Agency (EMA), and the equivalent] rules, regulations and guidelines applicable in the Territory (“Israeli Rules”), as all such may be amended from time to time.

1.5	The guidelines stated herein shall apply only as a minimum, it being understood by the parties that the Israeli Rules relating to pharmacovigilance applicable in the Territory shall be abided by and prevail to the extent the Israeli Rules are more restrictive than the provisions of this SDEA.

2	Pharmacovigilance Terms and Definitions

2.1	‘Adverse Drug Reaction’ (‘ADR’) concerns noxious and unintended or undesirable responses to a medicinal product. This means that a causal relationship between a medicinal product and an adverse event is at least a reasonable possibility. Adverse reactions may arise from use of a medicinal product within or outside the terms of the medicinal product’s marketing authorization or from occupational exposure, including, inter alia, off-label use, overdose, misuse, abuse and medication errors.

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2.2	‘Adverse Event’ (‘AE’) is any untoward medical occurrence in a patient administered a medicinal product and which does not necessarily have to have a causal relationship with this treatment. An adverse event can therefore be any unfavourable and unintended sign (e.g. an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to the medicinal product.

2.3	‘Serious Adverse Drug Reaction’ (‘SADR’) shall mean any untoward medical occurrence that, at any dose:

a.	results in death,
b.	is life-threatening,
c.	requires in-patient hospitalisation or prolongation of existing hospitalisation,
d.	results in persistent or significant disability/incapacity,
e.	is a congenital anomaly/birth defect, and/or
f.	is a medically (or clinically) important event or reaction.

2.4	‘Unexpected Adverse Drug Reaction’ shall mean an adverse reaction, the nature or severity of which is not consistent with the applicable product information (e.g. Investigator’s Brochure for an unapproved investigational medicinal product).

2.5	‘ICSR’ is an individual case safety report in the form required by the Health Authorities in the Territory.

2.6	‘Product Complaint’ is a report of product deficiency which can stem from any source in the product distribution chain once the product has been placed in commercial distribution (including samples), excluding reports classified as or containing adverse reactions/adverse events.

2.7	‘Date of First Receipt’ (‘DFR’) shall mean the calendar date when the first person at either party is notified of a suspected adverse drug reaction.

2.8	‘Healthcare Professional’ for the purposes of reporting suspected adverse reactions, healthcare professionals are defined as medically qualified persons, such as physicians, dentists, pharmacists, nurses and coroners or as otherwise specified by local regulations.

3	Correspondence

3.1	Dexcel, as the MAH for the Products in the Territory, shall be responsible for all correspondence relating to the Product with the Health Authorities in the Territory, as required.

3.2	All correspondence, communications and reports between Dexcel and Company pursuant to this SDEA will be in English. English translations of reports, data, or other documents within the scope of this SDEA shall be the responsibility of the party that is sending the report, data or other documents.

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3.3	Dexcel, as the MAH for the Products in the Territory, is also responsible for responding to any safety-related inquiries received from Healthcare Professionals, consumers or the Health Authorities regarding the Products in the Territory.

4	Safety Information Exchange

4.1	Dexcel shall be responsible for the following with respect to all suspected Adverse Drug Reactions associated with the Products (including all spontaneous serious and non-serious reports, both expected and unexpected), occurring in the Territory:

4.1.1	Investigation and follow-up of ADRs reported in the Territory shall be the responsibility of Dexcel. Company shall provide Dexcel, upon request, with reasonable assistance to ensure that appropriate investigations or testing is carried out on any Products thought to be associated with an ADR.

4.1.2	Dexcel shall be responsible for reporting suspected ADRs relating to the Products to the relevant Health Authority in the Territory in line with current legislation.

4.1.3	ADR reports should contain at least the following minimum information. However, the reports with any of the below information missing should also be forwarded to Company:

a.	An identifiable reporter / source (e.g. Healthcare Professional or consumer) with contact details for the reporter / source;
b.	An identifiable patient (e.g. gender / age or age group);
c.	The suspected ADR; and
d.	The suspect medicinal product (with an active ingredient the same as that used in the Product).

4.1.4	Dexcel will forward all reports (initial and follow-up, serious and non-serious, unlisted and listed) occurring in the Territory to Company within five (5) calendar days of DFR (including, but not limited to, Spontaneous, Competent Authority, and Solicited reports). In addition, the following shall be forwarded to the Company:

a.	Knowledge of any Adverse Event or Adverse Drug Reaction;
b.	Details of any publication reporting any Adverse Event or Adverse Drug Reaction identified from its review of scientific literature;
c.	Details of any reported lack of Efficacy, change in reported efficacy of the product, abuse, misuse, medication error or overdose.
d.	Details of any pregnancy / report or exposure (including paternal exposure)
e.	Details of any occupational exposure
f.	Details of the product use during lactation
g.	Adverse reaction related to product use outside the terms of the marketing authorization (off-label use);
h.	Adverse reactions related to counterfeit product;
i.	Adverse reaction related to transmission via a medicinal product of an infectious agent;
j.	Adverse reaction data from class action lawsuits;

Company, as owner of the global safety database for the Product, will capture all suspected ADRs forwarded by Dexcel and include such reports in periodic safety update reports (“PSURs”) that are generated in association with the Product. For reports forwarded by Dexcel, Company shall be ultimately responsible for assessing the seriousness, causality of each report that is added to the global safety database.

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4.1.5	All Communications between the Parties themselves shall be in English and, where possible, in writing. Any required translation into English of a Communication will be the responsibility of the Informing Party.

4.1.6	As an absolute minimum, Dexcel will provide information outlined in Section 4.1.4 in English to enable case processing for Adverse Events or Adverse Drug Reaction or Other Pharmacovigilance information. A full English translation of the source document and translation date will be provided as a follow-up report.

4.1.7	Company will provide Dexcel with Company’s evaluation of reports occurring in the Territory following assessment as specified in Section 4.1.4:

a.	For serious ADR reports, Company will provide its evaluation within twelve (12) calendar days of DFR,

b.	For non-serious ADR reports, Company will provide its evaluation within thirty (30) calendar days of DFR.

4.1.8	ADR reports occurring in the Territory which were received during the first twelve (12) months of the marketing of any new formulation of the Product will be expedited to the local Health Authority within a fifteen (15) day period, as per local legislation. In order to be in line with reporting timeframes, the case exchange will be according to time frames of serious case reports as specified in Section 4.1.4 and Section 4.1.7 0.

4.1.9	If Company receives a spontaneous ICSR associated with the Products in the Territory, Company will immediately (within two (2) business day, as defined in the Territory) forward the ICSR to Dexcel for processing as defined above.

4.1.10	ICSRs shall be sent electronically (e.g. as a PDF attachment, via email) between the contacts defined in Appendix PV-II to this SDEA. Facsimile transmission or telephone may be used in circumstances where the usual email mode of transmission is not available.

4.1.11	Format: All ICSRs received from spontaneous notification shall be transmitted in a format agreed by both parties. This can be any of the following forms: CIOMS I or E2B files consistent with the ICH E2B/M2 Guideline on the Data Elements for Electronic Transmission of ICSR or other agreed form in English.

4.2	Literature Searches.

4.2.1	Dexcel is responsible for local literature search in the Territory for articles that include reports of suspected adverse drug reactions possibly associated with a Product. Dexcel is subsequently responsible for processing (including requests for additional information from the authors where appropriate) and reporting to the relevant Health Authorities any ICSRs identified where required to do so by current legislation. Such reports identified by Dexcel from local literature search should be forwarded to Company according to the timelines defined in section 5.1.5.

4.2.2	Company is responsible for global literature search.

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4.3	Signal Detection.

4.3.1	Company shall be responsible for identifying new risks of the product and for informing Dexcel immediately any safety concern or any change in risk- benefit balance of the product. Company will inform Dexcel about a validated signal within 10 days of validation. Dexcel will inform Company of any safety concerns identified by Dexcel within 10 calendar days. Dexcel will inform the national Health Authority with this information, if applicable.

4.3.2	Each party shall notify the other party within five (5) business days regarding any Health Authorities actions or enquiries regarding the Product, including, without limitation:

a.	Restrictions on distribution or recall actions due to safety issues;
b.	Clinical trial suspension or protocol amendment for safety and/or efficacy reasons;
c.	Dosage modification for safety reasons;
d.	Changes in target population or indications for safety reasons;
e.	Formulation changes for safety reasons; or
f.	Modification of the investigator brochure and/or core safety data sheet and/or labelling for safety reasons.

4.4	Periodic Safety Update Reports (PSURs).

Company, as owner of the global safety database for the Product, will prepare PSURs based on the European Union reference date (EURD) list. These reports will be made available to Dexcel to support their submissions relating to maintenance of the marketing authorisation in the Territory.

4.5	Risk management Plans

4.5.1	If a Risk Management Plan (RMP) for the Product is required by Regulatory Authorities in the Territory as a post-authorization commitment, Dexcel will inform Company within (2) two business days in order to allow an adequate timeframe for preparation of such a document. RMPs will be prepared and updated by Company and provided to Dexcel in a timely manner.

4.5.2	Dexcel is responsible for implementing any risk minimization activities for the Product in the Territory.

4.6	Training of employees

The parties are both responsible for instituting systems, procedures and training (including training records) within their company (including affiliate companies where necessary) to appropriately collect, document, submit all pharmacovigilance data consistent with the procedures set forth in this Article 4.

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4.7	Reconciliation

4.7.1	Where information has been exchanged between the parties, an e-mail or fax acknowledging receipt of the information must be sent to the other party within three (3) calendar days. If information has been forwarded but an acknowledgement is not received, the discrepancy must be investigated and resolved by both parties.

4.7.2	Quarterly reconciliation listing will be set up so that the case transmissions to each party are verified. Dexcel will send a line listing of all cases received at Dexcel for the Product. Company shall review the line listing and notify Dexcel of any cases not received at Company. Dexcel shall provide further information that Company reasonably requests in order to complete the quarterly reconciliation. Reconciliation of the prior quarter shall be completed by the beginning of the following month e.g. Reconciliation for the quarter January to March, must be completed by end of April.

4.8	Medical Information

4.8.1	Each party shall be responsible for providing medical information scientific services to consumers and healthcare professionals in their Territories for the Product. Dexcel may use only the Product labelling to answer directly enquiries it receives from either health care professionals or consumers, but in instances where this data does not provide a suitable response, the enquiry may be forwarded to Company for its help with responding to the enquirer. The contact information for Company Medical information is provided in Appendix PV-2.

4.8.2	If a medical information inquiry involves an ICSR, such ICSR should be reported by Dexcel to Company in accordance with the instructions and timeframes specified in this Article 4.

5	Product Quality Complaints

5.1	Quality complaints concerning the Product will be handled in the manner described in the Technical Agreement signed by and between the parties.

5.2	For Product quality complaints that also have an associated suspected ADR, the ICSR must be reported between the parties as defined in section 5.1 of this SDEA.

6	Confidentiality

Both parties agree that the information exchanged under this SDEA is Confidential Information as defined in the Commercial Agreement and shall not be disclosed to any third party other than for the purposes described in this SDEA (i.e. for compliance with international and local pharmacovigilance legislation).

7	Audit

Upon reasonable written notice, either party may initiate an audit of the other Party’s relevant activities to monitor compliance with this SDEA and applicable laws and regulations. An audit may be performed by internal personnel with reasonable qualifications and experience or both Parties may agree upon a third party auditor who will be performing the audit. The audit will relate only to the scope of and compliance with this SDEA and applicable laws and regulations, and will be performed during normal business hours on dates to be agreed between the parties. All audit-related out-of- pocket expense shall be borne by the Party seeking the audit. Neither Party may require an audit more than once in one calendar year.

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8	Miscellaneous

8.1	Neither party may assign this SDEA or any rights or obligations hereunder in any manner without the prior written consent of the other party.

8.2	The parties agree to update this SDEA according to any changes made in regulatory requirements. Dexcel will inform Company in the event of any updates or changes in the national regulatory requirements in the Territory concerning pharmacovigilance.

8.3	Failure or breach by either party to comply with any of the obligations and conditions hereof, unless such failure is caused by applicable laws or regulations, shall entitle the other party to give to the party in default notice requiring it to remedy such failure or breach. If such failure or breach is not remedied within thirty (30) days after receipt of such notice (or in the case of a failure or breach not capable of being remedied within such thirty (30) days period, the party in default has failed within such period to commence and diligently continue actions to cure such failure or breach), the notifying party shall be entitled to terminate this SDEA and/or the Commercial Agreement between the parties relating to the Product, by giving notice to take effect immediately.

8.4	The provisions of this SDEA shall be deemed separate. Therefore, if any part of this SDEA is rendered void, invalid or unenforceable, such rendering shall not affect the validity and enforceability of the remainder of this SDEA unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the whole SDEA to either party.

8.5	The headings used in this SDEA are for the convenience of the parties only, and shall not be considered in interpreting or applying the provisions of this SDEA.

8.6	This SDEA may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or electronic signatures) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have executed this SDEA as of the Effective Date.

DEXCEL LTD.		OTHER PARTY NAME

Signature:		Signature:
Name:	***	Name:
Position:	Vice President, Quality	Position:
Date:	_____________, 202__	Date:	_____________, 202__

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Appendix PV-1

Products

Trade name	Active ingredient (INN)	MA NUMBER

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Appendix PV-2

Contact List

Dexcel:

Name	Title	Contact Details
***	***	T: *** M: *** T ***@dexcel.com

***	***	T: *** M: *** ***@dexcel.com

Company:

Name	Title	Contact Details

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Appendix 4 – Comparative dissolution requirements

Qualification of use of EU/US reference product

To justify the use of the biostudy conducted with US reference product a comparison should be made to Israeli reference product. The comparison, including the dissolution study, physical characterization and qualitative composition, as described below should include all strengths from the bio study.

Comparative dissolution study:

Comparative dissolution study reports should include a 12 unit dissolution profile of the Israeli reference product, in the following media: 0.1N HCl, pH 4.5 and pH 6.8 with no addition of surfactant (unless justified), and QC medium.

All dissolution profile studies should be done using the QC dissolution method parameters (volume, stirring rate and temperature).

In case USP monograph for the drug product is available, 12 units of dissolution profile of the Israeli reference product at dissolution conditions described in the monograph should be provided.

Comparative dissolution data on the US Bio reference product vs. test product should be provided. In case comparative dissolution of original reference vs. test product were not performed at 0.1N HCl, pH 4.5, pH 6.8, QC medium and/or USP dissolution conditions, then these tests should be completed using 12 units of each product. Use of new batches different than the bio-batches is allowed.

Results of all dissolution studies shall be presented in tabulated format including individual results, average and RSD, and on charts.

F2 calculations between the US reference vs. the Israeli reference and between the Israeli references vs. test product shall be provided. Please also include the list of values that used for the F2 calculations.

Physical characterization

Physical characterization of the IL RLD, US RLD such as description (i.e., shape, color, debossing, presence of film coating), dimensions and weight should be provided by the partner as part of the study using 12 units of each product.

Qualitative composition

A tabulated comparison of the qualitative composition of Israeli reference product and of the US reference product used in the bio study should be provided.

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